UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

LADDER CAPITAL CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To the Stockholders of Ladder Capital Corp:

I am pleased to invite you to attend the annual meeting of stockholders of Ladder Capital Corp. The annual meeting will be held on June 4, 2015 at 10:00 a.m., Eastern Time, via live webcast on the internet.  You will be able to attend and submit your questions during the meeting at www.virtualshareholdermeeting.com/LADR2015AM.

Information about the meeting, nominees for the election of directors and the other proposals to be voted on by stockholders is presented in the following notice of annual meeting and proxy statement.

Whether or not you plan to attend the annual meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card.  It is important that your shares be represented.  We look forward to speaking with you at the meeting on June 4, 2015.

Sincerely,

/s/ Alan H. Fishman
Alan H. Fishman
Non-Executive Chairman of the Board of Directors

LADDER CAPITAL CORP

345 Park Avenue, 8th Floor

New York, New York 10154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 4, 2015

10:00 a.m., Eastern Time

The Annual Meeting of Stockholders of Ladder Capital Corp will be held virtually via a live webcast on June 4, 2015 at 10:00 a.m., Eastern Time, for the following purposes:

Items of Business

(a)                                 To elect two members of the Board of Directors. The Board intends to present for reelection the following two nominees: Howard Park and Douglas Durst;

(b)                                 To approve an amendment to the Second Amended and Restated Certificate of Incorporation to amend the par value of the Class B shares from no par value per share to $0.001 per share;

(c)                                  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2015; and

(d)                                 To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Record Date

Close of business on April 8, 2015

Sincerely,

/s/ Alan H. Fishman
Alan H. Fishman
Non-Executive Chairman of the Board of Directors

New York, NY
April 20, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 4, 2015:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting and

Proxy Statement are available free of charge at www.proxyvote.com

LADDER CAPITAL CORP
345 Park Avenue
New York, New York 10154

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

April 20, 2015

GENERAL INFORMATION

Why am I receiving these materials?

Ladder Capital Corp (“Ladder” or the “Company”) has made these materials available to you on the internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2015 annual meeting of stockholders (the “Annual Meeting”) to be held virtually on June 4, 2015 at 10:00 a.m., Eastern Time, and at any postponement(s) or adjournment(s) thereof. The Annual Meeting will be conducted via a live webcast on the internet at www.virtualshareholdermeeting.com/LADR2015AM.

We are providing you this proxy statement (the “Proxy Statement”), the enclosed proxy card and the attached notice of internet availability of proxy materials (the “Notice”) because the Company’s Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting via the internet to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares.  Instead, you may complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the internet, by phone or by mail, if you requested printed copies of the proxy materials.

We are first distributing this proxy statement on or about April 20, 2015 to all stockholders of record entitled to vote at the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending the Notice to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of its annual meeting and the cost to the Company associated with the physical printing and mailing of materials.

What is included in these proxy materials?

These proxy materials include:

•                                          The Notice of 2015 Annual Meeting of Stockholders;

•                                          This Proxy Statement for the 2015 Annual Meeting; and

•                                          The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 6, 2015 (the “Annual Report”).

If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

What matters will be voted on at the Annual Meeting?

The Company is aware of three matters to be voted on by stockholders of record at the Annual Meeting:

1.                                      Reelection to the Board of the two nominees named in this Proxy Statement (“Proposal One”);

2.                                      Approval of an amendment to the Second Amended and Restated Certificate of Incorporation (the “Charter”) to amend the par value of the Class B shares from no par value per share to $0.001 per share (the “Charter Amendment”) (“Proposal Two”); and

3.                                      Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 (“Proposal Three”).

Stockholders entitled to vote may vote “For” or “Against” any of the proposals or may abstain from voting on any of the proposals.

Will any other business be conducted at the meeting?

Other than the proposals referred to in this Proxy Statement, the Company knows of no other matters to be submitted to the stockholders at the Annual Meeting.  If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•                                          “FOR” Proposal One, the reelection to the Board of each of the two nominees named in this Proxy Statement;

•                                          “FOR” Proposal Two, the amendment to the Charter to amend the par value of the Class B shares from no par value per share to $0.001 per share; and

•                                          “FOR” Proposal Three, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

I share an address with another stockholder, and we received only one paper copy of the proxy materials.  How can I obtain an additional copy of the proxy materials?

The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders.  This procedure reduces the environmental impact of the Company’s annual meetings, and reduces the Company’s printing and mailing costs.  Stockholders who participate in householding will continue to receive separate proxy cards.  Upon written or oral request, the Company will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive free of charge a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement or annual report, stockholders may write or call the Company at the following: Investor Relations, Ladder Capital Corp, 345 Park Avenue, 8th Floor, New York, NY 10154, (917) 369-3207.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address and phone number above.  Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to use the internet to:

•                                          View the Company’s proxy materials for the Annual Meeting; and

•                                          Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available at ir.laddercapital.com.  This website address is included for reference only.  The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

Choosing to receive future proxy materials by email will reduce the impact of the Company’s annual meetings on the environment and will save the Company the cost of printing and mailing documents to you.  If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Holders of record of our Class A common stock and Class B common stock at the close of business on April 8, 2015 (the “Record Date”) are entitled to receive notice of, to attend and to vote in person via webcast at the Annual Meeting as set forth below.  As of the Record Date, there were 51,909,888 shares of Class A common stock outstanding and 47,644,872 shares of Class B common stock outstanding.

Proposal One.  Each share of Class A common stock and Class B common stock will entitle the holder thereof to one vote for each director nominee named in this Proxy Statement.  The reelection of each director will require the affirmative vote of holders of a plurality of our outstanding shares of Class A and Class B common stock present in person via webcast or represented by proxy at the Annual Meeting.  The holders of Class A common stock and Class B common stock will vote together on Proposal One as a single class.

Proposal Two.  Each share of Class A common stock and Class B common stock will entitle the holder thereof to one vote on Proposal Two (the approval of the Charter Amendment).  Approval of Proposal Two will require (i) the affirmative vote of holders of a majority of our outstanding shares of Class A and Class B common stock, voting together as a single class, and (ii) the affirmative vote of holders of a majority of our outstanding shares of Class B common stock.

Proposal Three.  Each share of Class A common stock and Class B common stock will entitle the holder thereof to one vote on Proposal Three (the approval PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015).  Approval of Proposal Three will require the affirmative vote of holders of a majority of votes cast by shares of Class A and Class B common stock present in person via webcast or represented by proxy at the Annual Meeting.  The holders of Class A common stock and Class B common stock will vote together on Proposal Three as a single class.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

If, on the Record Date, your shares were registered directly in your name with Ladder’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record.  As a stockholder of record, you may cast your vote at the Annual Meeting or vote by proxy.  Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

If I am a stockholder of record, how do I vote?

If you are a stockholder of record, you may vote:

•                                          Via the Internet.  You may vote by proxy via the internet by following the instructions provided in the Notice.

•                                          By Telephone.  If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•                                          By Mail.  If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•                                          At the Virtual Annual Meeting.  You may also vote at the Annual Meeting.  For more information, see “What do I need to attend the Annual Meeting?”

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, you may vote:

•                                          Via the Internet.  You may vote by proxy via the internet by visiting www.proxyvote.com and entering the control number found in your Notice.  The availability of internet voting may depend on the voting process of the organization that holds your shares.

•                                          By Telephone.  If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form.  The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•                                          By Mail.  If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

•                                          At the Virtual Annual Meeting.  You may also vote at the Annual Meeting if you obtain a “legal proxy” from the organization that holds your shares.  A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting.  Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

What do I need to attend the Annual Meeting?

We will host the Annual Meeting via a live webcast on the internet at www.virtualshareholdermeeting.com/LADR2015AM.  You will not be able to attend the Annual Meeting in person.  Stockholders may vote and submit questions while participating in the Annual Meeting via the internet.  Instructions on how to connect to and participate in the Annual Meeting are included in the Notice.  A summary of the information you need to attend the Annual Meeting online is provided below:

•                                          Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

•                                          We encourage you to access the Annual Meeting online prior to its start time.

•                                          The webcast will start at 10:00 a.m., Eastern Time.

•                                          You will need your 16-Digit Control Number to enter the Annual Meeting.

•                                          A webcast replay of the Annual Meeting will be available at www.virtualshareholdermeeting.com/LADR2015AM until 11:59 p.m., Eastern Time, on June 4, 2016.

If I am unable to attend the Annual Meeting on the internet, can I listen to the Annual Meeting by telephone?

Yes.  If you are unable to access the Annual Meeting on the internet, you may call 1-800-860-2442 to listen to the Annual Meeting.  You will be prompted to provide your control number.  Although stockholders accessing the Annual Meeting by telephone will be able to listen to the Annual Meeting and may ask questions during the Annual Meeting, you will not be considered present at the Annual Meeting and will not be able to vote unless you also attend the Annual Meeting via the internet.  If you plan to listen to the Annual Meeting by telephone, we encourage you to submit your completed proxy card so your votes may be counted.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority in voting power of our outstanding Class A common stock and Class B common stock entitled to vote at the Annual Meeting are present at the meeting or represented by proxy.  In addition, for Proposal Two (the approval of the Charter Amendment) only, stockholders holding a majority in voting power of our outstanding Class B common stock entitled to vote at the Annual Meeting must be present at the meeting or represented by proxy.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, we may adjourn the meeting to another date to solicit additional proxies.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record.  If you are a stockholder of record and you:

•                                          Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or

•                                          Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders, Marc Fox and Kelly Porcella, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.  This is generally referred to as a “broker non-vote.”

Broker non-votes and abstentions will, however, be counted towards determining whether or not a quorum is present.

Which proposals are considered “routine” or “non-routine”?

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 (Proposal Three) is considered a routine matter under applicable rules.  A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal Three.

The other proposals, the reelection of two directors (Proposal One) and the Charter Amendment (Proposal Two), are considered non-routine matters under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals One and Two.

How many votes are needed to approve each proposal?

Proposal One.  To be approved, the Company’s amended and restated certificate of incorporation provides that the reelection of each director requires the affirmative vote of a plurality of the shares of Class A and Class B common stock present in person via webcast or represented by proxy and voting at the Annual Meeting.

Proposal Two.  To be approved, Proposal Two (the adoption of the Charter Amendment) requires (i) the affirmative vote from stockholders holding a majority of our outstanding Class A and Class B common stock, voting together as a single class, and (ii) the affirmative vote of stockholders holding a majority of our outstanding Class B common stock.

Proposal Three.  To be approved, Proposal Three (the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm) requires the affirmative vote of holders of a majority of votes cast by shares of Class A and Class B common stock present in person via webcast or represented by proxy at the Annual Meeting.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.  Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting and, accordingly, will have no effect on the outcome of the vote for Proposal One or Proposal Three.  However, broker non-votes and abstentions from voting on Proposal Two (adoption of the Charter Amendment) will have the same effect as a vote against the adoption of such proposal.

In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.  Prior to the applicable cutoff time, you may change your vote using the internet or telephone methods described above, in which case only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted.  You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person via webcast.  However, your attendance at the Annual Meeting in person via webcast will not automatically revoke your proxy unless you properly vote at the Annual Meeting in person via webcast or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at Ladder Capital Corp, 345 Park Avenue, 8th Floor, New York, NY 10154 prior to the Annual Meeting.

Who will serve as the inspector of election?

A representative from Broadridge Financial Solutions, Inc. (“Broadridge”) will serve as the inspector of election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except:

•                                          As necessary to meet applicable legal requirements;

•                                          To allow for the tabulation and certification of votes; and

•                                          To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

How will our directors and officers vote on the proposals?

The directors and executive officers of Ladder have informed Ladder that, as of the date of the filing of this proxy statement, they intend to vote all shares of Class A and Class B common stock owned by them “For” Proposal One, Proposal Two and Proposal Three.  As of the Record Date, the directors and executive officers owned, in the aggregate, 1,852,139 shares of Class A common stock and 11,386,884 shares of Class B common stock entitled to vote at the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay the entire cost of soliciting proxies.  We have engaged Broadridge to assist with the preparation and distribution of the proxy solicitation materials for the Annual Meeting, act as vote tabulator and host the virtual meeting, at a base fee of $7,000 plus reimbursement of reasonable expenses.  The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Our directors and employees also may solicit proxies in person, by telephone or by other means of communication.  However, they will not receive any compensation for soliciting proxies.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results are expected to be published on a Current Report on Form 8-K filed within four business days after the Annual Meeting.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 345 Park Avenue, 8th Floor, New York, NY 10154, and the Company’s main telephone number is (212) 715-3170.

Whom may I contact with questions?

If you have any questions or require any assistance with voting your shares, please contact your broker or similar agent, or the Company at (212) 715-3170.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2016 annual meeting of stockholders?

Notice of any proposal that a stockholder intends to present at the 2016 annual meeting of stockholders, as well as any director nominations, must be delivered to the Company’s Secretary by mail at 345 Park Avenue, 8th Floor, New York, NY 10154, or by email at investor.relations@laddercapital.com, not earlier than February 5, 2016, and not later than the close of business on March 7, 2016.  The notice must be submitted by a stockholder of record and must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2016 annual meeting of stockholders.  To be included in the Company’s proxy statement, all proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.  If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Nominees for Reelection to the Board

Listed below are the two nominees for reelection as a director, each of whom currently serves on the Board.  At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement.  Each of the directors listed below has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected.  Each director elected at the Annual Meeting will serve a three-year term.

Name	Age as of the Annual Meeting	Position with the Company
Howard Park	53	Director
Douglas Durst	70	Director

The Board and its Nominating and Corporate Governance Committee believe the skills, qualities, attributes and experience of Mr. Park and Mr. Durst provide the Company with business acumen and a diverse range of perspectives to engage each other and management to address effectively the Company’s evolving needs and represent the best interests of the Company’s stockholders.  The biographies below describe the skills, qualities, attributes and experience of the nominees that led the Board and the Nominating Committee to determine that it is appropriate to nominate these directors.

Howard Park.  Mr. Park was appointed as a director of Ladder Capital Corp at its formation in May 2013.  Previously, Mr. Park had been a director of our operating partnership, Ladder Capital Finance Holdings LLLP (“LCFH”) since its formation in October 2008.  Mr. Park has served as a Managing Director of GI Partners since March 2003.  Mr. Park serves or has served on the boards of Logibec Inc., SoftLayer Technologies, Inc., The Planet, Inc., Telx Corporation, Advoserv, Inc., Plum Healthcare Group, LLC and PC Helps Support, LLC.  Mr. Park graduated cum laude from Rice University with a B.A. in Economics and earned an M.B.A. from the Amos Tuck School of Business at Dartmouth College.  Mr. Park’s leadership role at GI Partners and his business experience qualify him to serve as a member of our Board.

Douglas Durst.  Mr. Durst was appointed a director of Ladder Capital Corp in January 2014.  Mr. Durst is chairman of, and a member of the third generation to lead, the Durst Organization, one of the oldest family-run, commercial and residential real estate companies in New York City.  Mr. Durst joined the organization in 1968 and has acted as its chairman since 1994.  Mr. Durst serves as a director of the Real Estate Board of New York, The New School, The Trust for Public Land, Project for Public Spaces, The Roundabout Theater and Primary Stages.  Mr. Durst is also a trustee of The Old York Foundation, established by his father, which is committed to helping people through education to understand the history and issues facing New York City.  In addition, Mr. Durst has been an environmental activist for many years and created one of the largest organic farms in New York State.  Mr. Durst earned a B.A. in Economics from the University of California, Berkeley and a Doctor of Humane Letters from each of the City University of New York and Allegheny College.  Mr. Durst’s extensive experience in the real estate industry qualifies him to serve as a member of our Board.

Directors

The following sets forth information regarding our current Board of Directors.  Biographical information pertaining to Mr. Park and Mr. Durst, who are current nominees for reelection to the Board in this Annual Meeting, can be found in the section above entitled “Nominees for Reelection to the Board.”

Name	Age as of the Annual Meeting	Position with the Company
Alan H. Fishman	69	Non-Executive Chairman of the Board of Directors
Brian Harris	54	Chief Executive Officer and Director
Jonathan Bilzin	42	Director
Howard Park	53	Director
Joel C. Peterson	68	Director
Douglas Durst	70	Director

Alan H. Fishman.  Mr. Fishman was appointed as Non-Executive Chairman of Ladder Capital Corp at its formation in May 2013 and previously was Non-Executive Chairman of LCFH since its formation in October 2008.  Prior to that, Mr. Fishman was appointed as Chief Executive Officer of Washington Mutual Inc. and its holding company in September 2008 for a brief period immediately preceding the holding company’s being placed into receivership and Washington Mutual Inc.’s merger immediately thereafter with J.P. Morgan Chase & Co.  Mr. Fishman also previously served as Chairman of Meridian Capital Group from April 2007 to September 2008 and President of Sovereign Bank Corp from June 2006 until December 2006.  From March 2001 until its sale to Sovereign Bank Corp in June 2006, Mr. Fishman served as Chief Executive Officer and President of Independence Community Bank.  Mr. Fishman also serves as Chairman of the Board of Trustees of the Brooklyn Academy of Music, Chairman of the Brooklyn Community Foundation and on the boards of several other not-for-profit and civic organizations.  Mr. Fishman earned a B.S. from Brown University and a Masters in Economics from Columbia University.  Mr. Fishman’s extensive financial management experience qualifies him to serve as a member of our Board.

Brian Harris.  Mr. Harris is a co-founder of Ladder and has served as Chief Executive Officer of Ladder since its formation in October 2008.  Mr. Harris has been a director of Ladder Capital Corp since its formation in May 2013 and a director of LCFH since its formation in October 2008.  Mr. Harris has over 30 years of experience in the real estate and financial markets.  Prior to forming Ladder, Mr. Harris served as a Senior Partner, Managing Director and Head of Global Commercial Real Estate at Dillon Read Capital Management (“DRCM”), a wholly owned subsidiary of UBS AG, from June 2006 to May 2007, managing over $500 million of equity capital from UBS AG for DRCM’s commercial real estate activities globally.  Prior to that, Mr. Harris served as Managing Director and Head of Global Commercial Real Estate at UBS Securities LLC from June 1999 to June 2006, managing UBS’ proprietary commercial real estate activities globally.  Mr. Harris also served as a member of the board of directors of UBS Investment Bank from April 2003 to September 2005.  From March 1996 to April 1999, Mr. Harris served as Head of Commercial Mortgage Trading at Credit Suisse Securities (USA) LLC and was responsible for managing all proprietary commercial real estate investment and trading activities.  Prior to that, Mr. Harris also worked in the real estate groups at Smith Barney (from 1994 to 1996), Daiwa Securities Group Inc. (from 1991 to 1994), Lehman Brothers (from 1989 to 1991), Salomon Brothers (from 1986 to 1988) and Chemical Bank (from 1985 to 1986).  Mr. Harris earned a B.S. in Biology and an M.B.A. from The State University of New York at Albany.  Mr. Harris’ real estate and financial experience qualify him to serve as a member of our Board.

Jonathan Bilzin.  Mr. Bilzin was appointed as a director of Ladder Capital Corp at its formation in May 2013.  Previously, Mr. Bilzin had been a director of LCFH since its formation in October 2008.  Mr. Bilzin is a Managing Director of TowerBrook, an investment management firm, where Mr. Bilzin has served since its formation in March 2005.  Mr. Bilzin serves on TowerBrook’s Management Committee.  Mr. Bilzin also serves as a director of Ironshore Inc., Sound Inpatient Physicians, Inc., Unison Site Management LLC, Rave Holdings LLC, Shale-Inland Holdings, LLC and Wilton Industries, Inc.  Mr. Bilzin earned a B.B.A. from the University of Michigan and an M.B.A. from the Stanford Graduate School of Business.  Mr. Bilzin’s senior role at TowerBrook and his business experience qualify him to serve as a member of our Board.

Joel C. Peterson.  Mr. Peterson was appointed a director of Ladder Capital Corp in January 2014.  Previously, Mr. Peterson had been a director of LCFH since its formation in October 2008.  In 1995, Mr. Peterson founded Peterson Partners and remains an active partner of such organization.  Between 1973 and 1991, Mr. Peterson was treasurer, chief financial officer, a member of the board of directors and ultimately Managing Partner of Trammell Crow Company, one of the world’s largest real estate development firms.  In addition, since 1992, Mr. Peterson has been a consulting professor at Stanford’s Graduate School of Business, where Mr. Peterson has taught courses in real estate investment, entrepreneurship and leadership.  Mr. Peterson serves as director of Franklin Covey, Co., Bonobos, Integra Partners and Packsize.  Mr. Peterson also serves as Chairman of JetBlue Airways Corporation and is an Overseer at the Hoover Institute.  Mr. Peterson earned a B.S. from Brigham Young University and an M.B.A. from Harvard Business School.  Mr. Peterson’s extensive experience in the real estate industry and financial management qualify him to serve as a member of our Board.

Corporate Governance

The Board.  The Board of Ladder Capital Corp consists of 6 directors and one vacancy.  The authorized number of directors may be changed by resolution of our Board.  Vacancies on our Board can be filled by resolution of our Board.  The Board is divided into three classes, each serving staggered, three-year terms:

•                                          our Class I directors are Messrs. Park and Durst;

•                                          our Class II directors are Messrs. Bilzin and Fishman; and

•                                          our Class III directors are Messrs. Harris and Peterson.

As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.

The Board met a total of five times during 2014.  The Board has undertaken a review of the independence of each director.  Based on information provided by each director concerning his or her background, employment, and affiliations, the Board has determined that Messrs. Fishman, Park, Bilzin, Peterson and Durst do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange (“NYSE”).  In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions and Director Independence.”

There are no family relationships among the Company’s executive officers and directors.

Board Committees.  The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk and Underwriting Committee.  The Board has determined that the Chairs and all committee members are independent under applicable NYSE and SEC rules for committee memberships.  The members of the committees are shown in the table below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk and Underwriting Committee
Alan H. Fishman	Chair	Member	—	Chair
Brian Harris	—	—	—	Member
Jonathan Bilzin	Member	Chair	—	Member
Howard Park	—	Member	—	Member
Joel C. Peterson	Member	—	Chair	—
Douglas Durst	—	—	Member	—

Audit Committee.  The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls.  The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management.  Our Audit Committee is currently comprised of Messrs. Fishman (Chair), Bilzin and Peterson.  We believe that Mr. Fishman meets the definition of Audit Committee Financial Expert and that the composition of our Audit Committee meets the requirements for independence and financial literacy under the applicable requirements of the SEC rules and regulations.  The Audit Committee met a total of seven times during 2014.  The Audit Committee also prepared the Audit Committee Report included in this Proxy Statement.

Compensation Committee.  The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers.  The Compensation Committee also reviews and determines bonuses for our officers and other employees.  In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our equity incentive plans.  Our Compensation Committee also oversees our corporate compensation programs.  Our Compensation Committee is currently comprised of Messrs. Fishman, Bilzin (Chair) and Park.  We believe that the composition of our Compensation Committee meets the criteria for independence under the applicable requirements of the SEC rules and regulations.  The Compensation Committee met a total of two times during 2014.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the board.  In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.  Our Nominating and Corporate Governance Committee is currently comprised of Messrs. Peterson (Chair) and Durst.  The Nominating and Corporate Governance Committee did not meet during 2014.  After the end of the fiscal year, the Nominating and Corporate Governance Committee recommended to the full Board each of the nominees named in this Proxy Statement for reelection to the Board.  The Nominating and Corporate Governance Committee is composed entirely of directors who satisfy NYSE director independence standards.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written charters adopted by the Board.  These charters and the Company’s Corporate Governance Guidelines are available at ir.laddercapital.com.  The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

During 2014, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by each of the Audit, Compensation and Nominating and Corporate Governance committees of the Board on which such person served (during the periods that such person served).

Risk and Underwriting Committee.  The Board also has a Risk and Underwriting Committee, composed of Messrs. Fishman (Chair), Bilzin, Park and Harris.  The committee reviews our internal risk reports and evaluates risk management strategies.  In addition, it reviews and approves (i) fixed rate loans greater than $50 million, (ii) floating rate and mezzanine loans greater than $20 million, (iii) real estate equity investments greater than $5 million, (iv) AAA rated securities positions greater than $50 million and (v) all other securities positions greater than $26 million.  This committee meets monthly or more frequently as needed depending on the transaction requirements.

Board Oversight of Risk Management.  One of the key functions of the Board is informed oversight of our risk management process.  The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.  In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures.  The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting.  Our Nominating and Corporate Governance Committee is responsible for periodically evaluating the Company’s corporate governance policies and system in light of the governance risks that the Company faces and the adequacy of the Company’s policies and procedures designed to address such risks.  The Compensation Committee assesses and monitors whether any of our compensation policies and programs are reasonably likely to have a material adverse effect on the Company.  Our Risk and Underwriting Committee assesses and monitors our risk management strategies, including but not limited to those designed to mitigate credit, interest rate, liquidity and counterparty risk, and investments of material size as described above.

Code of Business Conduct and Ethics.  Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors.  The full text of our code of business conduct and ethics is available on our website at ir.laddercapital.com.  We intend to disclose future amendments to certain provisions of our code of business conduct, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or otherwise as required by applicable law.  The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC.  Officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to the Company, and on written representations from the reporting persons, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors and officers were timely met during 2014.

Review, Approval or Ratification of Transactions with Related Persons.  The Board has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest.

Compensation Committee Interlocks and Insider Participation.  Mr. Bilzin, Mr. Fishman and Mr. Park were the members of the Compensation Committee during 2014.  None of the members of the Compensation Committee is or has been an executive officer of the Company, nor did they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.  None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2014.

Communications with the Board.  Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Secretary at 345 Park Avenue, 8th Floor, New York, New York 10154, with a request to forward the communication to the intended recipient or recipients.  In general, any stockholder communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder’s instructions.  However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Compensation of the Board

The information contained in “Executive Compensation—Director Compensation” is incorporated by reference.

Executive Officers

The following sets forth information regarding executive officers of the Company.  Biographical information pertaining to Mr. Harris, who is both a director and an executive officer of the Company, can be found in the section entitled “Directors.”

Name	Age as of the Annual Meeting	Position with the Company
Michael Mazzei	54	President
Greta Guggenheim	56	Chief Investment Officer
Marc Fox	55	Chief Financial Officer
Pamela McCormack	44	Chief Strategy Officer and General Counsel
Thomas Harney	53	Head of Merchant Banking and Capital Markets
Robert Perelman	52	Head of Asset Management

Michael Mazzei.  Mr. Mazzei was appointed as President of Ladder in June 2012.  From September 2009 to June 2012, Mr. Mazzei served as a Managing Director and Global Head of the CMBS and Bank Loan Syndication Group at Bank of America Merrill Lynch.  Prior to that, Mr. Mazzei served as Co-Head of CMBS and Commercial Real Estate Debt Markets at Barclays Capital from March 2004 to June 2009.  Prior to Barclays Capital, Mr. Mazzei

spent 20 years at Lehman Brothers, 18 years in commercial real estate finance-related functions.  Having started in commercial mortgage trading in 1984, Mr. Mazzei became the head of CMBS in 1991 and served as the Co-Head of Global Real Estate Investment Banking from March 2002 to February 2004.  Mr. Mazzei has a total of 28 years of experience in commercial real estate finance.  Mr. Mazzei earned a B.S. in Finance from Baruch College CUNY and a J.D. from St. John’s University, and is a graduate of the New York University Real Estate Institute.

Greta Guggenheim.  Ms. Guggenheim is a co-founder of Ladder and was President of Ladder from its formation in October 2008 through June 2012 and was appointed Chief Investment Officer in June 2012.  Prior to forming Ladder, Ms. Guggenheim served as a Managing Director and Head of Origination at DRCM from June 2006 to June 2007.  Before joining DRCM, Ms. Guggenheim served as a Managing Director in Originations at UBS from May 2002 to June 2006.  Prior to joining UBS, Ms. Guggenheim served as a Managing Director at Bear Stearns & Co. from October 2000 to April 2002 and previously worked in real estate investment banking and commercial real estate lending at Credit Suisse and Credit Suisse First Boston from 1986 to 1999.  Ms. Guggenheim has a total of 27 years of experience in commercial real estate finance.  Ms. Guggenheim earned a B.A. in Economics and Spanish Literature from Swarthmore College and an M.B.A. from The Wharton School of the University of Pennsylvania.

Marc Fox.  Mr. Fox was appointed as Chief Financial Officer of Ladder in November 2008.  From January 1999 through 2008, Mr. Fox served as Treasurer of Capmark Financial Group Inc. (“Capmark”), where Mr. Fox formulated and executed its worldwide funding strategies, including commercial real estate-based financing strategies.  From 1994 through 1998, prior to his appointment as Treasurer, Mr. Fox managed a group responsible for the underwriting and closing of large commercial real estate loans.  He left Capmark within one year before its filing for bankruptcy in late 2009.  Mr. Fox was significantly involved in the formation of Capmark’s wholly owned banking platform and debt management of Capmark Bank, a regulated industrial bank subsidiary of Capmark.  From 1990 to 1997, Mr. Fox worked as a commercial real estate appraiser and consultant at Herskowitz, Rosen & Walton.  Mr. Fox has a total of 24 years of experience in commercial real estate finance.  Mr. Fox earned a B.S. in Economics and an M.B.A. from The Wharton School of the University of Pennsylvania.

Pamela McCormack.  Ms. McCormack is a co-founder of Ladder and was appointed as General Counsel of Ladder at its formation in October 2008 and was subsequently also appointed as Co-Head of Securitization in 2010 and Chief Strategy Officer in 2014.  Prior to forming Ladder, Ms. McCormack served as Executive Director and Head of Transaction Management—Global Commercial Real Estate at DRCM from June 2006 to June 2007.  Before joining DRCM, Ms. McCormack served as Executive Director and Co-Head of Transaction Management—Global Commercial Real Estate and, previously also as Counsel at UBS Securities LLC from October 2003 to June 2006.  In that capacity, Ms. McCormack managed a team responsible for the structuring, negotiating and closing of all real estate investments globally.  Prior to joining UBS Securities LLC, Ms. McCormack worked as Vice President and Counsel for Real Estate Finance and Securitization and Global Recovery Management at Credit Suisse (from 1999 to 2003) and as a real estate and finance attorney at Stroock, Stroock & Lavan LLP (from 1997 to 1999) and Brown Raysman Millstein Felder & Steiner LLP (from 1996 to 1997).  Ms. McCormack has a total of 18 years of experience in commercial real estate finance.  Ms. McCormack graduated cum laude with a B.A. in English from the State University of New York at Stony Brook and earned a J.D. from St. John’s University School of Law.

Thomas Harney.  Mr. Harney was appointed Head of Merchant Banking & Capital Markets of Ladder in October 2010.  Prior to joining Ladder, Mr. Harney served as the Head of Real Estate at Tri-Artisan Capital Partners, a private merchant banking group based in New York from 2008 to 2010.  Before joining Tri-Artisan, Mr. Harney served as Senior Managing Director of the Real Estate Investment Banking Group at Bear Stearns, where Mr. Harney worked from 1997 to 2008.  Prior to that, from 1983 to 1997 Mr. Harney held senior investment banking and principal investment/finance roles related to commercial real estate at Olympia & York, Merrill Lynch, BT Securities and a series of private investment partnerships.  Mr. Harney has extensive experience in completing large-scale M&A transactions, as well as a broad range of debt and equity securities transactions in both public and private formats.  Mr. Harney has a total of 29 years of experience in commercial real estate finance.  Mr. Harney graduated magna cum laude with a B.A. in Urban Studies from the University of Pennsylvania and is a graduate of the New York University Real Estate Finance & Development Program.

Robert Perelman.  Mr. Perelman is a co-founder of Ladder and was appointed as Head of Asset Management of Ladder at its formation in October 2008.  Prior to forming Ladder, Mr. Perelman served as a Director and Head of Asset Management at UBS Securities LLC from June 2007 to October 2007 and, previously prior to the launch of DRCM, from April 2006 to June 2006.  Prior to being re-integrated to UBS Securities LLC, Mr. Perelman served as a Director and Head of Asset Management at DRCM from June 2006 to June 2007.  In that capacity, Mr. Perelman managed a team responsible for the portfolio management of all real estate investments globally.  Prior to joining DRCM, Mr. Perelman served as a Managing Director and Partner at Hudson Realty Capital LLC), a private equity fund, where Mr. Perelman worked from June 2003 to March 2006 and was responsible for loan origination, real estate investments and asset management.  Before joining Hudson Realty, Mr. Perelman served as a Director at Credit Suisse from February 1998 to May 2003.  During his tenure at Credit Suisse, Mr. Perelman had significant responsibility for the structuring and closing of a wide variety of real estate investments within the United States and Asia.  Prior to that, Mr. Perelman worked as a real estate and finance attorney at each of Brown Raysman Millstein Felder & Steiner LLP (from 1996 to 1998), Hahn & Hessen LLP (from 1991 to 1996) and Kaye Scholer, Fierman, Hays & Handler (from 1988 to 1991).  Mr. Perelman has a total of 25 years of experience in commercial real estate finance.  Mr. Perelman earned a B.S. in Telecommunications Management from Syracuse University and a J.D. from Fordham University School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our Class A common stock as of April 8, 2015 for:

•                                          each beneficial owner of more than 5% of any class of our outstanding shares;

•                                          each of our named executive officers;

•                                          each of our directors; and

•                                          all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.  Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

	Class A common stock(1)(2)(3)
Name of Beneficial Owner(4)	Number	Percentage
Principal Stockholders:
Entities affiliated with GI Partners(5)	16,905,717	17.0
Entities affiliated with TowerBrook(6)	15,971,945	16.0
Entities affiliated with Alberta Investment Management(7)	11,133,793	11.2
OCP LCF Holdings, Inc.(8)	5,503,429	5.5
Executive Officers, Directors:
Alan H. Fishman(9)	1,036,434	1.0
Brian Harris(10)	4,959,873	5.0
Joel C. Peterson(11)	984,697	*
Douglas Durst(12)	3,139,373	3.2
Jonathan Bilzin(6)	—	*
Howard Park(5)	—	*
Michael Mazzei(13)	833,107	*
Pamela McCormack(14)	500,109	*
Executive Officers and Directors as a group (12 persons)	13,239,023	13.3

* Represents less than 1%

(1)                                 The number of shares of our Class A common stock and percentage of beneficial ownership assumes that all the vested and unvested limited partnership units of Series REIT of Ladder Capital Finance Holdings LLLP (“Series REIT Units”) and limited partnership units of Series TRS of Ladder Capital Finance Holdings LLLP (“Series TRS LP Units”) (or, in lieu of Series TRS LP Units, limited liability company interests of LC TRS I LLC (“TRS I Shares”)) outstanding, except those held by Ladder Capital Corp, together with all outstanding Class B common stock, are exchanged into shares of our Class A common stock.  We refer to each Series REIT Unit, when paired together with one Series TRS LP Unit (or one TRS I Share in lieu of such Series TRS LP Unit) as an “LP Unit.”

(2)                                 The number of shares of our Class A common stock and percentage of beneficial ownership assumes that any outstanding options held by such selling stockholder are fully vested and exercised, whether or not they would be deemed to have beneficial ownership of such shares as of the date hereof.

(3)                                 There were 51,909,888 shares of our Class A common stock outstanding and 47,644,872 shares of our Class B common stock outstanding as of April 8, 2015.

(4)                                 Unless otherwise indicated, the address of the beneficial holder is c/o Ladder Capital, 345 Park Avenue, 8th Floor, New York, NY 10154.

(5)                                 Includes (i) 13,987,509 shares of Class B common stock held by GI Ladder Holdco LLC, (ii) 2,551,749 shares of Class A common stock held by GI Partners Fund III-B L.P. and (iii) 366,459 shares of Class A common stock held by GI Partners Fund III-A L.P. (collectively, the “GI Funds”), which are affiliates of GI Partners.  The natural person having voting or dispositive control over the shares of Class B common stock held by GI Ladder Holdco LLC and the Class A common stock held by GI Partners Fund III-A L.P. and GI Partners Fund III-B L.P. is Howard Park (one of our directors), a managing director of GI Partners.  GI Partners may be deemed to be the beneficial owner of the Class A common stock and Class B common stock beneficially owned by the GI Funds, but disclaims such beneficial ownership pursuant to rules under the Exchange Act.  Mr. Park may be deemed to be the beneficial owner of the securities beneficially owned by the GI Funds, but disclaims such beneficial ownership (except as to any pecuniary interest therein) pursuant to rules under the Exchange Act.  The address of the GI Funds is c/o GI Partners, 188 The Embarcadero, Suite 700, San Francisco, CA 94105, Attn: David Smolen.

(6)                                 Includes 6,027,333 shares of Class A common stock held by TowerBrook Investors II AIV, L.P. and 9,944,612 shares of Class B common stock held by TI II Ladder Holdings, LLC.  TI II Ladder Holdings, LLC is owned by TowerBrook Investors II, L.P. and TowerBrook Investors II Executive Fund, L.P.  TowerBrook Investors II AIV, L.P., TowerBrook Investors II, L.P. and TowerBrook Investors II Executive Fund, L.P. (collectively, the “TowerBrook Funds”) are advised by TowerBrook.  The natural persons who have voting or dispositive power over the Class A common stock and Class B common stock beneficially owned by TI II Ladder Holdings, LLC and the TowerBrook Funds are Neal Moszkowski and Ramez Sousou.  TowerBrook may be deemed to be the beneficial owner of Class A common stock and Class B common stock beneficially owned by TI II Ladder Holdings, LLC and the TowerBrook Funds, but disclaims such beneficial ownership pursuant to rules under the Exchange Act.  Jonathan Bilzin is a managing director of TowerBrook and may be deemed to be the beneficial owner of Class A common stock and Class B common stock beneficially owned by the TI II Ladder Holdings, LLC and the TowerBrook Funds, but disclaims such beneficial ownership (except as to any pecuniary interest therein) pursuant to rules under the Exchange Act.  The address of TI II Ladder Holdings, LLC and the TowerBrook Funds is c/o TowerBrook Capital Partners L.P., 65 East 55th Street, 27th Floor, New York, New York 10022, Attn: Glenn F. Miller.

(7)                                 Includes (i) 5,856,375 shares of Class A common stock held by GP09 PX (LAPP) Ladder Capital Ltd., (ii) 1,280,386 shares of Class A common stock held by GP09 PX Ladder Capital Ltd. and (iii) 3,997,032 shares of Class A common stock held by GP09 GV Ladder Capital Ltd. (collectively, the “AIMCo Funds”), which are each directly or indirectly owned by entities advised by Alberta Investment Management Corporation, which may be deemed to have voting and investment power with respect to shares held by the AIMCo Funds.  The address for each of the AIMCo Funds is 1100 - 10830 Jasper Avenue, Edmonton, Alberta Canada, T5J 2B3, Attn: James Ridout and Caroline Kowall.

(8)                                 Comprises  5,503,429 shares of Class A common stock held by OCP LCF Holdings Inc., a wholly owned subsidiary of OMERS Administration Corporation.  The address for OCP LCF Holdings Inc. is c/o OMERS Private Equity Inc., 200 Bay Street, Suite 2010, Toronto, Ontario, M5J 2J2, Canada, Attn: General Counsel.

(9)                                 Includes 61,478 shares of Class A common stock and 974,956 shares of Class B common stock held by Alan Fishman.

(10)                          Includes 715,141 shares of Class A common stock held by Brian Harris and 4,244,732 shares of Class B common stock held by Betsy A. Harris 2012 Family Trust.  Mr. Harris is a trustee of Betsy A. Harris 2012 Family Trust.  The number of Class A common stock excludes 275,128 shares of Class A common stock that can be acquired upon the exercise of options exercisable on February 18, 2016, February 18, 2017 and February 18, 2018.

(11)                          Comprises 977,631 shares of Class B common stock held by Peterson Partners V, L.P. and 7,066 shares of Class A common stock held by Joel Peterson.  The natural persons having voting or dispositive control over the shares of Class B common stock held by Peterson Partners V, L.P. are the members of the board of Peterson Partners Inc., which is the general partner of Peterson Partners V, L.P.  These board members include Joel Peterson, a member of our Board of Directors.

(12)                          Comprises 3,132,307 shares of Class B common stock held by Seymour Holding Corporation and 7,066 shares of Class A common stock held by Douglas Durst.  The natural persons having voting or dispositive control over the shares of Class B common stock beneficially owned by Seymour Holding Corporation include Douglas Durst, a member of our Board of Directors.

(13)                          Includes 410,023 shares of Class A common stock and 423,084 shares of Class B common stock held by Michael Mazzei.  The number of Class A common stock excludes 138,140 shares of Class A common stock that can be acquired upon the exercise of options exercisable on February 18, 2016, February 18, 2017 and February 18, 2018.

(14)                          Includes 209,940 shares of Class A common stock and 290,169 shares of Class B common stock held by Pamela McCormack.  The number of Class A common stock excludes 73,674 shares of Class A common stock that can be acquired upon the exercise of options exercisable on February 18, 2016, February 18, 2017 and February 18, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Third Amended and Restated Limited Liability Limited Partnership Agreement of LCFH

Following the IPO and the related transactions, Ladder held limited partnership units in our operating partnership, LCFH, and is the General Partner of LCFH.  Accordingly, Ladder operates and controls all of the business and affairs of LCFH and, through LCFH and its operating entity subsidiaries, conducts our business.

Pursuant to the Third Amended and Restated Limited Liability Limited Partnership Agreement of LCFH (the “LLLP Agreement”) Ladder Capital Corp is the General Partner of LCFH.

On December 15, 2014, the Board unanimously approved a plan to realign our business operations to qualify as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with the 2015 tax year (the “REIT Election”).

In order to implement the proposed REIT Election, we, LCFH and a majority of existing limited partners of LCFH entered into the LLLP Agreement effective as of December 31, 2014, pursuant to which, among other things, (i) all assets and liabilities of LCFH were allocated on our books and records to two series of LCFH, consisting of “Series REIT” and “Series TRS” (collectively, the “Series”), (ii) each outstanding limited partnership interest in LCFH was converted into one limited partnership unit of Series REIT (a “Series REIT LP Unit”) and one limited partnership unit of Series TRS (a “Series TRS LP Unit”, and collectively with a Series REIT LP Unit, the “Series Units”), (iii) outstanding Series TRS LP Units became exchangeable for the same number of limited liability company interests (“TRS Shares”) of LC TRS I LLC (“TRS I”), a newly-formed limited liability company that is a U.S. taxable REIT subsidiary of the Company and the general partner of Series TRS, and (iv) in order to effect the exchange of Series Units for shares of Class A common stock of the Company on a one-for-one basis, holders are required to surrender (a) one share of the Company’s Class B common stock, (b) one Series REIT LP Unit, and (c) either one Series TRS LP Unit or one TRS Share; and (v) upon effectiveness of the Second Amended and Restated Certificate of Incorporation of Ladder Capital Corp following approval by our stockholders at a special meeting of stockholders held on February 26, 2015, the transfer restrictions in the LLLP Agreement as in effect immediately prior to December 31, 2014 became effective on the Series TRS LP Units and Series REIT Units.

Under the LLLP Agreement, Ladder Capital Corp is the general partner of Series REIT and, accordingly, has the right to appoint the Series Board of Directors of Series REIT and, through Ladder Capital Corp’s indirect ownership of a majority of the outstanding TRS Shares, has the right to appoint the Series Board of Directors of Series TRS (together with the Series Board of Directors of Series REIT, the “Series Boards”).  Each Series Board has the right to determine when distributions will be made to Series Units of such Series and the amount of any such distributions. If a distribution is authorized by a Series, such distribution will be made to the holders of Series Units of such Series pro rata in accordance with the percentages of their respective Series Units; provided that one hundred percent of all distributions made by Series REIT in respect of cash or other assets derived from distributions received by Series REIT from TRS I will be distributed only to Ladder Capital Corp.

The unitholders of each Series, including Ladder Capital Corp and TRS I, incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of the respective Series.  Net profits and net losses of each Series are generally allocated to their respective unitholders (including Ladder Capital Corp and TRS I) pro rata in accordance with their respective share of the net profits and net losses of the respective Series; provided that all profits and losses of Series REIT attributable to profits and losses of TRS I will be allocated one hundred percent to Ladder Capital Corp.  The LLLP Agreement provides for cash distributions, which we refer to as “tax distributions,” to the holders of the Series Units if Ladder Capital Corp, as the General Partner of LCFH and Series REIT, or TRS I, as the General Partner of Series TRS, determines that the taxable income of the relevant unitholder will give rise to taxable income for such holder.  Generally, these tax distributions will be computed based on our estimate of the taxable income of the relevant Series allocable to a holder of Series Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income).  Tax distributions will be made by a Series only to the extent all distributions from such Series for the relevant year were insufficient to cover such tax liabilities.  Any distributions will be subject to available cash and applicable law and contractual restrictions (including pursuant to our debt instruments).

The LLLP Agreement also provides that Brian Harris has the right to be a member of the Series Board of Series REIT and the Series Board of Series TRS so long as he is Chief Executive Officer of Series REIT and Series TRS, respectively.

Employment Agreements

The information contained in “Executive Compensation—Employment Agreements” is incorporated by reference.

Phantom Equity Investment Plan

The information contained in “Executive Compensation—Phantom Equity Investment Plan” is incorporated by reference.

Deferred Compensation Plan

The information contained in “Executive Compensation—2014 Deferred Compensation Plan” is incorporated by reference.

Director Agreement with Alan Fishman

Ladder Capital Finance LLC (“LCF”) has entered into a director agreement with Alan Fishman, which provides Alan Fishman with a $300,000 fee per year for being Non-Executive Chairman of Ladder.  The director agreement may terminate upon written notice of termination by Mr. Fishman or the Board of Directors or upon sale of the Company.

2014 Omnibus Incentive Plan and 2014 Grants

The information contained in “Executive Compensation— Grants Made Pursuant to the 2014 Omnibus Incentive Plan” is incorporated by reference.

Meridian Loan Referral Agreement

LCF and Meridian Capital Group LLC were parties to a Loan Referral Agreement pursuant to which Meridian Capital Group LLC was entitled to receive from LCF certain fees for commercial real estate loans originated by LCF as a result of a referral of a prospective commercial real estate loan from Meridian Capital Group LLC.  The Company incurred fees of $0.4 million during 2014 for loans originated in accordance with this agreement.  LCF exercised its right to terminate the agreement effective April 2, 2014.

Registration Rights Agreement

We entered into an amended and restated registration rights agreement pursuant to which we may be required to register the sale of shares of our Class A common stock held by certain of our existing investors and/or our Class A common stock that may be issued to certain Continuing LCFH Limited Partners upon exchange of Series Units held by them.  The registration rights agreement also requires us to make available and keep effective shelf registration statements permitting sales of shares into the market from time to time over an extended period.  In addition, certain of our existing investors and certain Continuing LCFH Limited Partners will have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by any of such holders or initiated by us.  On January 28, 2015, we amended certain provisions of the registration rights agreement relating to Demand Registrations and Piggyback Registrations (each as defined therein) and procedures relating to cutbacks.

Amended and Restated Tax Receivable Agreement

The Continuing LCFH Limited Partners may from time to time (subject to the terms of the LLLP Agreement regarding exchange rights) cause LCFH to exchange an equal number of Series Units and shares of Class B common stock for shares of Class A common stock of Ladder Capital Corp on a one-for-one basis.  LCFH (and each of its subsidiaries classified as a partnership for federal income tax purposes) intends to make an election under Section 754 of the Code effective for the taxable year in which the initial purchase occurs and each subsequent taxable year in which an exchange of Series Units and shares of Class B common stock for shares of Class A common stock occurs; LCFH made such an election for the year ended December 31, 2014.  The exchanges of Series Units and shares of Class B common stock for shares of Class A common stock are expected to result, with respect to Ladder Capital Corp, in increases in the tax basis of the assets of LCFH that otherwise would not have been available.  These increases in tax basis may reduce the amount of tax that Ladder Capital Corp would otherwise be required to pay in the future.  These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.

On December 31, 2014, in connection with the REIT Election, Ladder Capital Corp entered into the Amended and Restated Tax Receivable Agreement (the “Tax Receivable Agreement”) with LCFH, Series TRS, TRS I and each of the Continuing LCFH Limited Partners, which amended and restated the prior tax receivable agreement to provide that, in lieu of the existing tax benefit payments under the prior tax receivable agreement for the 2015 taxable year and beyond, TRS I will pay to the Continuing LCFH Limited Partners 85% of the amount of the benefits, if any, that TRS I realizes or under certain circumstances (such as a change of control) is deemed to realize as a result of (i) the increases in tax basis resulting from the exchange of Series TRS LP Units for an equal number of TRS Shares by the Continuing LCFH Limited Partners, (ii) any incremental tax basis adjustments attributable to payments made pursuant to the TRA Amendment, and (iii) any deemed interest deductions arising from payments made by TRS I under the TRA Amendment.  Ladder Capital Corp will no longer be directly obliged to make any payments under the TRA Amendment, save those for taxable year 2014.  However, subject to certain limitations as set forth in the Tax Receivable Agreement as to the maintenance of its REIT status, Ladder Capital Corp will guarantee the obligations of TRS I thereunder.  The Tax Receivable Agreement was approved by our stockholders at a special meeting of stockholders in February 2015.  For purposes of the Tax Receivable Agreement, subject to certain exceptions noted below, the benefit deemed realized by TRS I generally will be computed by comparing the actual income tax liability of TRS I (calculated with certain assumptions) to the amount of such taxes that TRS I would have been required to pay had there been no increase to the tax basis of the assets of LCFH as a result of the purchases or exchanges of Series TRS LP Units and had TRS I not derived any tax benefits in respect of payments made under the Tax Receivable Agreement.  The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless TRS I exercises its right to terminate the Tax Receivable Agreement for an amount based on the present value of the agreed payments remaining to be made under the agreement.  Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors.  The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•                                          the timing of any subsequent exchanges of Series TRS LP Units—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of LCFH at the time of each exchange;

•                                          the price of shares of our Class A common stock at or around the time of the exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of LCFH is affected by the price of shares of our Class A common stock at the time of the exchange;

•                                          the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available;

•                                          the amount and timing of our income—TRS I generally will be required to pay 85% of the deemed benefits as and when deemed realized; and

•                                          the allocation of basis increases among the assets of LCFH and certain tax elections affecting depreciation.

If TRS I does not have taxable income, TRS I generally is not required (absent circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no benefit actually will have been realized.  Nevertheless, any tax benefits that do not result in realized benefits in a given tax year likely will generate tax attributes that may be utilized to generate benefits in previous or future tax years and the utilization of such tax attributes will result in payments under the Tax Receivable Agreement.  We expect that the payments that we may make under the Tax Receivable Agreement will be substantial.  TRS I will have the right to terminate the Tax Receivable Agreement by making payments to the existing owners of LCFH calculated by reference to the present value of all future payments that the existing owners of LCFH would have been entitled to receive under the Tax Receivable Agreement using certain valuation assumptions, including assumptions that any Series TRS LP Units that have not been exchanged are deemed exchanged for the market value of the TRS Shares at the time of termination and that LCFH will have sufficient taxable income in each future taxable year to fully realize all potential tax savings.  There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, (a) the payments under the Tax Receivable Agreement exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or (b) distributions to TRS I by LCFH are not sufficient to permit TRS I to make payments under the Tax Receivable Agreement after it has paid its taxes and other obligations.  TRS I Corp’s obligations pursuant to the Tax Receivable Agreement will rank pari passu with its other general trade creditors.  The payments under the Tax Receivable Agreement are not conditioned upon any recipient’s continued ownership of us or LCFH.  An existing owner that exchanges its Series TRS LP Units and shares of Class B common stock for our Class A common stock will receive payments under the Tax Receivable Agreement until such time that it validly assigns or otherwise transfers its right to receive such payments.

The effects of the Tax Receivable Agreement on our consolidated balance sheet upon exchange of Series TRS LP Units are as follows:

•                                          We will record an increase in deferred tax assets for the estimated income tax effects of the increase in the tax basis of the assets owned by Ladder Capital Corp based on enacted federal, state and local income tax rates at the date of the transaction.  To the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis of expected future earnings, we will reduce the deferred tax asset with a valuation allowance;

•                                          We will record an increase in liabilities for 85% of the estimated realizable tax benefit resulting from (i) the increase in the tax basis of the purchased interests as noted above and (ii) certain other tax benefits related to entering into the Tax Receivable Agreement; and

•                                          We will record an increase to additional paid-in capital in an amount equal to the difference between the increase in deferred tax assets and the increase in liability due to the existing owners of LCFH under the Tax Receivable Agreement.  The amounts to be recorded for both the deferred tax assets and the liability for our obligations under the Tax Receivable Agreement have been estimated.  All of the effects of changes in any of our estimates after the date of the purchase will be included in our net income.  Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income.

In certain instances, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.  The Tax Receivable Agreement will provide that upon certain changes of control, or if, at any time, TRS I elects an early termination of the Tax Receivable Agreement, the amount of TRS I’s (or its successor’s) obligations with respect to exchanged or acquired Series TRS LP Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions.  These assumptions will include the assumptions that (a) TRS I will have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement and (b) that the subsidiaries of LCFH will sell certain nonamortizable assets (and realize certain related tax benefits) no later than a specified date.  Accordingly, payments under the Tax Receivable Agreement may be made years in advance of the actual realization, if any, of the anticipated future tax benefits and may be significantly greater than the actual benefits TRS I realizes in respect of the tax attributes subject to the Tax Receivable Agreement.  In case of an early termination, TRS I’s obligations under the Tax Receivable Agreement could have a substantial negative impact on its liquidity and there is no assurance that we will be able to finance these obligations.  Moreover, payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine in accordance with the Tax Receivable Agreement.  Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, TRS I will not be reimbursed for any payments previously made under the Tax Receivable Agreement if the IRS subsequently disallows part or all of the tax benefits that gave rise to such prior payments, although future payments under the Tax Receivable Agreement will be reduced on account of such disallowances.  As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement that are significantly in excess of the benefits that TRS I actually realizes in respect of (a) the increases in tax basis resulting from TRS I’s purchases or exchanges of Series TRS LP Units, (b) any incremental tax basis adjustments attributable to payments made pursuant to the Tax Receivable Agreement, and (c) any deemed interest deductions arising from our payments under the Tax Receivable Agreement.  Decisions made by the existing owners of LCFH in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that TRS I is required to make under the Tax Receivable Agreement.  For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase LCFH’s existing owners’ tax liability without giving rise to any obligations to make payments under the Tax Receivable Agreement.  Payments generally are due under the Tax Receivable Agreement within a specified period of time following the filing of TRS I’s tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 200 basis points from the due date (without extensions) of such tax return.

Conflict of Interest Policy

We have adopted a Related Parties Transaction Policy, which, among other things, requires directors to disclose personal or business interests that involve an actual or potential conflict of interest.  The Audit Committee and Risk and Underwriting Committee review transactions subject to the policy and decide whether or not to approve or ratify those transactions.  In doing so, the Committees determine whether the transaction is in the best interests of the Company.  In addition, our Nominating and Corporate Governance Committee also determines the impact or potential impact on a director’s independence in the event the related party is a director, an immediate family member of a director, or an entity in which a director is a partner, stockholder or executive officer.  We cannot assure you that these policies will be successful in eliminating the influence of conflicts of interest.  These policies may be amended from time to time at the discretion of our Board, without a vote of our stockholders.

Director Independence

Our Board has determined that five of our directors, including Messrs. Fishman, Park, Bilzin, Peterson and Durst, satisfy the listing standards for independence of the New York Stock Exchange and Rule 10A-3 under the Exchange Act.

EXECUTIVE COMPENSATION

The following discussion and tabular disclosure describes the material elements of compensation for our most highly compensated executive officers as of December 31, 2014 (collectively our “Named Executive Officers”).  Our Named Executive Officers for 2014 were:

•                                          Brian Harris, Chief Executive Officer;

•                                          Michael Mazzei, President; and

•                                          Pamela McCormack, Chief Strategy Officer and General Counsel.

Compensation Philosophy and Objectives

Our compensation philosophy is to align executive compensation with the interests of our stockholders and, therefore, to financial objectives that our Board of Directors believes are primary determinants of long-term equity value.  The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term company goals.  Our executive compensation programs are designed to reinforce a strong pay-for-performance orientation and to serve the following purposes:

•                                          to reward our Named Executive Officers for sustained financial and operating performance and leadership excellence;

•                                          to align the interests of our executives with those of our stockholders; and

•                                          to encourage our Named Executive Officers to remain with us for the long-term.

Elements of Compensation

Base Salary

We pay our Named Executive Officers a base salary based on the experience, skills, knowledge and responsibilities required of each officer.  We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and value to us.

Annual Cash Bonuses

Prior to our IPO, our Board of Directors had not adopted a formal plan or set of formal guidelines with respect to annual cash bonus payments and instead relied on an annual assessment of the performance of our executives during the preceding year to make annual bonus determinations.  In connection with our IPO, we adopted guidelines to determine annual cash bonuses (the “Bonus Guidelines”) for our Named Executive Officers and other senior executive officers, as set forth in the Second Amended and Restated Employment Agreement entered by LCF and Mr. Harris, dated January 23, 2014 (the “Harris Employment Agreement”), which became effective upon the closing of our IPO.  Employees outside of our senior executive officers receive annual bonuses at the discretion of our Board of Directors.  For 2014, the target bonuses for our Named Executive Officers and other senior executive officers were set forth in their respective employment agreements.  Future target annual cash bonuses for Mr. Harris are set forth in the Harris Employment Agreement and future target annual cash bonuses for our other Named Executive Officers and other senior executive officers, including Mr. Mazzei and Ms. McCormack, will be reasonably determined by our Compensation Committee or our Board of Directors and in consultation with our Chief Executive Officer, based on the Bonus Guidelines.  Our Compensation Committee and Board of Directors determines the annual cash bonuses payable to our Named Executive Officers and other senior executive officers based on the achievement by the Company, LCFH and LCF of applicable financial targets using the Bonus Guidelines.  See the section captioned “—Employment Agreements” for a description of the Bonus Guidelines and the target bonuses of our Named Executive Officers for 2014.

Long-Term Equity Compensation

Prior to our IPO, we provided our Named Executive Officers with long-term equity compensation pursuant to our 2008 Incentive Equity Plan, as amended.  See the section captioned “—Grants Made Pursuant to the 2008 Incentive Equity Plan” for a description of the long-term equity compensation granted to our Named Executive Officers pursuant to the 2008 Incentive Equity Plan.

In connection with our IPO, we adopted the 2014 Ladder Capital Corp Incentive Equity Plan, or the “2014 Omnibus Incentive Plan.” See the section captioned “—Grants Made Pursuant to the 2014 Incentive Equity Plan” for a description of the terms of the long-term equity compensation granted to our Named Executive Officers and other employees pursuant to the 2014 Omnibus Incentive Plan.  See the section captioned “—Employee Benefit Plans—2014 Omnibus Incentive Plan” for a description of the material terms of this plan.

We believe that providing our Named Executive Officers with an equity interest brings their interests in line with those of our partners and that including a vesting component to those equity interests encourages our Named Executive Officers to remain with us over the applicable vesting period.  All future equity compensation to our Named Executive Officers will be granted under the 2014 Omnibus Incentive Plan.

Other Supplemental Benefits

Our Named Executive Officers are eligible for the following benefits on a similar basis as other eligible employees:

•                                          health, dental and vision insurance;

•                                          vacation and sick days;

•                                          life insurance;

•                                          short-term and long-term disability insurance; and

•                                          401(k) plan.

Summary Compensation Table

The following table sets forth information concerning the total compensation received by, or earned, or, in the case of Stock Awards and Options Awards, targeted to be earned for 2014, by each of our named executive officers during the past two fiscal years, except in the case of Pamela McCormack, who was not a named executive officer in 2013.  See Footnotes 3 and 4 to the Summary Compensation Table for a disclosure of the actual grant date fair values of the Stock Awards and Option Awards granted to our Named Executive Officers on February 18, 2015, based on the actual achievement of a certain pre-tax return on equity threshold, as described in the Bonus Guidelines, in 2014.

Name and Principal Position(1)	Year	Salary($)	Bonus ($)(2)	Stock Awards(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total($)
Brian Harris	2014	945,833	—	14,408,393	597,500	8,050,000	1,766	24,003,492
Chief Executive Officer	2013	500,000	1,935,000	—	—	—	1,766	2,436,766
Michael Mazzei	2014	722,917	—	7,722,803	300,000	3,050,000	1,766	11,797,486
President	2013	500,000	1,735,000	—	—	—	1,766	2,236,766
Pamela McCormack
Chief Strategy Officer and General Counsel	2014	578,333	—	3,951,410	160,000	2,325,000	1,220	7,015,963

(1)                                 For 2013, the compensation information set forth in the Summary Compensation Table with regard to the Named Executive Officers is based on agreements and arrangements entered into prior to January 2014.  For 2014, the information set forth in the Summary Compensation Table with regard to the Named Executive Officers for compensation provided during the period prior to the closing of our IPO is based on agreements and arrangements that were effective prior to the closing of our IPO and for compensation provided during the period on or after the closing of our IPO is based on agreements and arrangements that became effective on or after the closing of our IPO.

(2)                                 For 2013, discretionary bonus payments were provided to the Named Executive Officers at the discretion of our Chief Executive Officer and the boards of directors of LCFH and Ladder Capital Corp with respect to the performance of LCFH and its subsidiaries.  For 2014, no discretionary bonus payments were provided to the Named Executive Officers.

(3)                                 The values provided in this column include, for 2014, actual IPO Restricted Stock Awards and targeted Annual Restricted Stock Awards, as defined in this Footnote 3 (see Footnote 4 for a tabular breakdown of such Stock Awards and the actual 2014 Annual Restricted Stock Awards):

(i) the following values, each of which was computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s Class A common stock on the trading day immediately preceding the date of grant of $17.25 per share, assuming the highest level of performance conditions will be achieved: $9,030,893, which is the grant date fair value of Mr. Harris’ IPO Restricted Stock Award (as defined in the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—IPO Restricted Stock Awards”); $5,022,803 which is the grant date fair value of Mr. Mazzei’s IPO Restricted Stock Award; and $2,511,410, which is the grant date fair value of Ms. McCormack’s IPO Restricted Stock Award.  The IPO Restricted Stock Awards were one-time awards granted in part to adjust for the change in compensation and ownership structure of the Company from the preferred and common equity format existing prior to our IPO into the format of all common equity, subject to certain vesting conditions, following our IPO; and

(ii) the following values, assuming the highest achievement of a certain pre-tax return on equity threshold in 2014, as described in the Bonus Guidelines, with respect to the Annual Restricted Stock Awards (as defined in the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Awards Granted With Respect to 2014”) granted with respect to 2014: $5,377,500, which was the target grant date fair value of Mr. Harris’ Annual Restricted Stock Award, as provided in the Harris Employment Agreement (see the section captioned “—Employment Agreements—Brian Harris”); $2,700,000, which was the target grant date fair value of Mr. Mazzei’s Annual Restricted Stock Award, as provided in the Mazzei Employment Agreement (see the section captioned “—Employment Agreements—Michael Mazzei”); and $1,440,000, which was the target grant date fair value of Ms. McCormack’s Annual Restricted Stock Award, as provided in the McCormack Employment Agreement (see the section captioned “—Employment Agreements—Pamela McCormack”).  The actual grant date fair values for the Annual Restricted Stock Awards, which were granted on February 18, 2015 and based on actual achievement of a certain pre-tax return on equity threshold in 2014, as described in the Bonus Guidelines, are as follows for Mr. Harris, Mr. Mazzei and Ms. McCormack: $5,323,732, $2,673,000 and $1,425,604, respectively.

We did not grant our Named Executive Officers stock awards in 2013 or with respect to the 2013 fiscal year.  For a discussion of the vesting schedule of the IPO Restricted Stock Awards and the Annual Restricted Stock Awards granted to our Named Executive Officers in 2014 or with respect to actual achievement of a certain pre-tax return on equity threshold in 2014, as described in the Bonus Guidelines, please see the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan.”  For a discussion of the assumptions made in the valuation of the IPO Restricted Stock Awards, see Note 14 to the notes to consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year that ended December 31, 2014 for the assumptions made in determining ASC 718 grant date fair values.

(4)                                 The values provided in this column, assuming the highest achievement of a certain pre-tax return on equity threshold in 2014, as described in the Bonus Guidelines, with respect to the Annual Option Awards (as defined in the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Awards Granted With Respect to 2014”) granted with respect to 2014 are as follows: $597,500, which was the target grant date fair value of Mr. Harris’ Annual Option Award, as provided in the Harris Employment Agreement; $300,000, which was the target grant date fair value of Mr. Mazzei’s Annual Option Award, as provided in the Mazzei Employment Agreement; and $160,000, which was the target grant date fair value of Ms. McCormack’s Annual Option Award, as provided in the McCormack Employment Agreement.  The actual grant date fair values of the Annual Option Awards granted to our Named Executive Officers, which were computed in accordance with FASB ASC Topic 718 using the Black Scholes model based on the following assumptions: (1) risk-free rate of 1.79%, (2) dividend yield of 5.3%, (3) expected life of six years and (4) volatility of 24.0%, and granted on February 18, 2015, are as follows for Mr. Harris, Mr. Mazzei and Ms. McCormack: $591,525, $297,000 and $158,400, respectively.

We did not grant our Named Executive Officers option awards in 2013 or with respect to the 2013 fiscal year.  For a discussion of the vesting schedule of the Annual Option Awards granted to our Named Executive Officers in 2014 or with respect to actual achievement of a certain pre-tax return on equity threshold in 2014, as described in the Bonus Guidelines, please see the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Awards Granted With Respect to 2014.”

The following table provides a breakdown of the grant date fair values discussed in Footnote 3 above and this Footnote 4, with respect to the IPO Restricted Stock Awards granted to our Named Executive Officers on February 18, 2014 and the Annual Restricted Stock Awards and Annual Option Awards granted to our Named Executive Officers on February 18, 2015 in respect of our achievement of a certain pre-tax return on equity threshold in 2014, as specified in the Bonus Guidelines:

Name	Grant date fair value of IPO Restricted Stock Award($)	Grant date fair value of Annual Restricted Stock Award at target($)	Grant date fair value of Annual Restricted Stock Award actually granted on February 18, 2015($)	Grant date fair value of Annual Option Award at target($)	Grant date fair value of Annual Option Award actually granted on February 18, 2015($)
Brian Harris	9,030,893	5,377,500	5,323,732	597,500	591,525
Michael Mazzei	5,022,803	2,700,000	2,673,000	300,000	297,000
Pamela McCormack	2,511,410	1,440,000	1,425,604	160,000	158,400

(5)                                 The values provided in this column reflect the annual cash bonuses paid to our Named Executive Officers with respect to 2014 pursuant to their respective employment agreements and the actual achievement of the performance goals set forth in the Bonus Guidelines.  Annual cash bonuses are generally paid by February 28 of the calendar year following the calendar year to which such annual cash bonus relates.

(6)                                 For 2013 and 2014, the values provided in this column include group term life insurance coverage and long-term disability coverage that were imputed income to each of our Named Executive Officers as follows: for each of Messrs. Harris and Mazzei, $966 for group term life insurance coverage and $800 for long-term disability coverage were considered imputed income in each of 2013 and 2014; for Ms. McCormack, $420 for group term life insurance coverage and $800 for long-term disability coverage were considered imputed income in 2014.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the total outstanding equity awards as of December 31, 2014, for each Named Executive Officer.

Outstanding Equity Awards at December 31, 2014

Stock Awards(1)
Name	Equity Incentive Plan Awards: Number of Unearned Shares or Units that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock that have not yet Vested ($)
Brian Harris	523,530(2)	10,266,423(3)
Michael Mazzei	291,177(2)	5,709,981(3)
Pamela McCormack	145,589(2)	2,855,000(3)

(1)                                 No Named Executive Officers hold outstanding options as of December 31, 2014.  All share-based awards were granted pursuant to our equity incentive plans.  In connection with 2014 performance, the Named Executive Officers were granted Annual Restricted Stock Awards and Annual Option Awards, which were granted on February 18, 2015.  See Footnotes 3 and 4 of the Summary Compensation Table for a disclosure of the target grant date fair value and the actual grant date fair value, based on achievement of the specified performance goals, of such awards.  For a description of the vesting and other terms of the Annual Restricted Stock Awards and Annual Option Awards granted to our Named Executive Officers, see the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Awards Granted With Respect to 2014.”

(2)                                 These numbers represent the number of unvested IPO Restricted Stock Awards (as defined in the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—IPO Restricted Stock Awards”) as of December 31, 2014.  Fifty percent of each IPO Restricted Stock Award is subject to time-based vesting criteria, and the remaining fifty percent of each IPO Restricted Stock Award is subject to specified performance-based vesting criteria.  The time-vesting portion of the IPO Restricted Stock Award granted to Mr. Harris vests in three equal installments on February 18 of each of 2015, 2016 and 2017, subject to his continued employment on such applicable vesting dates.  Twenty-five percent of the time-vesting portion of the IPO Restricted Stock Awards granted to Mr. Mazzei and Ms. McCormack will vest on August 18, 2015 and the remaining seventy-five percent will vest on February 18, 2017, subject to continued employment on such applicable vesting dates.  The performance-vesting portion of each IPO Restricted Stock Award for each of Mr. Harris, Mr. Mazzei and Ms. McCormack vests in three equal installments on December 31 of each of 2014, 2015 and 2016 if we achieve our applicable Performance Targets (as defined in the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—IPO Restricted Stock Awards”), the achievement of which is generally determined by our Compensation Committee and the Board of Directors in February following the applicable performance year.  See the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—IPO Restricted Stock Awards” for further description of the vesting provisions with respect to the IPO Restricted Stock Awards and the Performance Targets.

(3)                                 This value represents the product of the closing market price of the Company’s Class A common stock on December 31, 2014 of $19.61 per share and the number of unvested Restricted Stock Awards granted to each Named Executive Officer, assuming the threshold performance goals are achieved.  See the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—IPO Restricted Stock Awards” for a description of the Performance Targets with respect to the performance-based stock awards granted pursuant to the 2014 Omnibus Incentive Plan outstanding in 2014.

Grants Made Pursuant to the 2014 Omnibus Incentive Plan

Grants of equity awards under the 2014 Omnibus Incentive Plan to members of management, directors and certain employees are at the discretion of our Compensation Committee and our Board of Directors.  In making equity award grants to our Named Executive Officers, we consider a number of factors, including the executive’s position, individual performance of the executive, the present equity ownership levels of the executive, internal pay equity and the level of the executive’s total annual compensation package compared to similar positions at other peer companies.

IPO Restricted Stock Awards

In connection with our IPO, on February 18, 2014, we granted restricted shares of our Class A common stock, pursuant to the 2014 Omnibus Incentive Plan (the “IPO Restricted Stock Awards”), to members of management and certain employees (the “IPO Award Grantees”) with an aggregate value of $27,942,671, which represented approximately 1,619,865 shares, based on the closing price of the Company’s Class A common stock on the trading day immediately preceding the date of grant, of $17.25 per share.  The IPO Restricted Stock Awards were one-time awards granted in part to adjust for the change in compensation and ownership structure of the Company from the preferred and common equity format existing prior to our IPO into the format of all common equity, subject to certain vesting conditions, following our IPO.  Fifty percent of each IPO Restricted Stock Award is subject to time-based vesting criteria, and the remaining fifty percent of each IPO Restricted Stock Award is subject to specified performance-based vesting criteria.  The time-vesting portion of the IPO Restricted Stock Award granted to Mr. Harris vests in three equal installments on each of the first three anniversaries of the date of grant, subject to his continued employment on the applicable vesting dates.  Twenty-five percent of the time-vesting portion of the IPO Restricted Stock Award granted to the other IPO Award Grantees will vest on the eighteen-month anniversary of the date of grant and the remaining seventy-five percent will vest on the three-year anniversary of the date of grant, subject to continued employment on the applicable vesting date.  The performance-vesting portion of each IPO Restricted Stock Award for each IPO Award Grantee, including Mr. Harris, vests in three equal installments on December 31 of each of 2014, 2015 and 2016 if we achieve a return on equity, based on core earnings divided by the Company’s average book value of equity, equal to or greater than 8% for such year (the “Performance Target”), the achievement of which is generally determined by the Compensation Committee and our Board of Directors in February following the applicable performance year, provided that if we miss the Performance Target during either the first or second calendar year but meet the Performance Target for a subsequent year during the three-year performance period and our return on equity for such subsequent year and any years for which we missed our Performance Target equals or exceeds the compounded return on equity of 8%, based on core earnings divided by the Company’s average book value of equity, the performance-vesting restricted stock which failed to vest because we previously missed our Performance Target will vest on the last day of such subsequent year, subject to continued employment on the last day of each applicable performance year.  If the term “core earnings” is no longer used in the Company’s SEC filings and approved by the Compensation Committee, then the Performance Target will be calculated using such other pre-tax performance measurement defined in the Company’s SEC filings, as determined by the Compensation Committee.

Upon termination of an IPO Award Grantee’s employment or service due to death or disability, and, in the case of Mr. Harris, by us without cause or by Mr. Harris for good reason (each, as defined in the 2014 Omnibus Incentive Plan, which references the definitions in the Harris Employment Agreement), the time-vesting portion of the applicable IPO Restricted Stock Award will accelerate and vest in full, and the unvested performance-vesting portion of the applicable IPO Restricted Stock Award will remain outstanding for the performance period and will vest to the extent we meet the Performance Target, including via the catch up provision described above.  Upon a change in control (as defined in the 2014 Omnibus Incentive Plan) each IPO Restricted Stock Award will become fully vested, if (1) the IPO Award Grantee continues to be employed through the closing of the change in control or (2) after the signing of definitive documentation related to the change in control but prior to its closing, the IPO Award Grantee’s employment is terminated without cause or due to death or disability or the IPO Award Grantee resigns for good reason.  Our Compensation Committee retains the right, in its sole discretion, to provide for the accelerated vesting (in whole or in part) of the IPO Restricted Stock Awards.  IPO Restricted Stock Awards granted to our non-employee directors totaling $1,166,928 are described in the section captioned “—Director Compensation.”

For IPO Award Grantees who entered employment agreements with us, cause is defined in the 2014 Omnibus Incentive Plan, which references the definition in their respective employment agreements.  For IPO Award Grantees who have not entered employment agreements with us, cause generally means the IPO Award Grantee’s (i) insubordination, (ii) dishonesty, (iii) fraud, (iv) incompetence, (v) moral turpitude, (vi) willful misconduct, (vii) refusal to perform the such IPO Award Grantee’s duties or responsibilities for any reason other than illness or incapacity, (viii) repeated or material violation of any employment policy, (ix) violation or breach of any confidentiality agreement, work product agreement or other agreement between the IPO Award Grantee and the Company, or (x) materially unsatisfactory performance of the IPO Award Grantee’s duties for the Company or its affiliates, as determined by our Board of Directors in its good faith discretion and, in the case of clauses (i), (iv) and (x), only if our Chief Executive Officer has alleged to the Board of Directors that such “cause” event has arisen or otherwise concurs with such determination.  For IPO Award Grantees who have not entered employment agreements with us, good reason means a voluntary termination due to good reason, as the Committee, in its sole discretion, decides to treat as a good reason termination.

Mr. Harris received an IPO Restricted Stock Award with a grant date fair value of $9,030,893, which represented 523,530 shares of Class A common stock.  Mr. Mazzei received an IPO Restricted Stock Award with a grant date fair value of $5,022,803, which represents 291,177 shares of Class A common stock.  Ms. McCormack received an IPO Restricted Stock Award with a grant date fair value of $2,511,410, which represents 145,589 shares of Class A common stock.

Annual Incentive Awards Granted With Respect to 2014

Pursuant to their employment agreements, our Named Executive Officers and other senior executive officers (the “Annual Award Grantees”) are eligible to receive an annual incentive equity award if we achieve a certain pre-tax return on average equity threshold and subject to the discretion of the Board of Directors, granted pursuant to the 2014 Omnibus Incentive Plan, of which 90% by value is granted in the form of restricted shares of our Class A common stock subject to the 2014 Omnibus Incentive Plan (the “Annual Restricted Stock Award”) and 10% by value is granted in the form of time-vesting stock options (the “Annual Option Award”), each based on the grant date fair value of such awards with such stock options being valued using widely-accepted valuation methods in connection with the grant by a public company of options to its employees.

Fifty percent of each Annual Restricted Stock Award is subject to time-based vesting criteria, and the remaining fifty percent of each Annual Restricted Stock Award is subject to performance-based criteria.  The time-vesting portion of the Annual Restricted Stock Award vests in three equal installments on each of the first three anniversaries of the date of grant, subject to the applicable Annual Award Grantee’s continued employment on the applicable vesting date.  The performance-vesting portion of the Annual Restricted Stock Award vests in three equal installments on December 31 of each of the three performance years if we achieve our Performance Target for the applicable performance year, the achievement of which is generally determined by our Compensation Committee and the Board of Directors in February following the applicable performance year, provided that if we miss the Performance Target during either the first or second performance year but meet the Performance Target for a subsequent performance year during the three-year performance period and our return on equity for such subsequent year and any years for which we missed our Performance Target equals or exceeds the compounded return on equity of 8%, based on core earnings divided by the Company’s average book value of equity, the performance-vesting restricted stock which failed to vest because we previously missed our Performance Target will vest on the last day of such subsequent year, subject to continued employment on the last day of each applicable performance year.  If the term “core earnings” is no longer used in the Company’s SEC filings and approved by the Compensation Committee, then the Performance Target will be calculated using such other pre-tax performance measurement defined in the Company’s SEC filings, as determined by the Compensation Committee.  The Annual Option Awards are subject to time-based vesting criteria only and vest in three equal installments on each of the first three anniversaries of the date of grant, subject to continued employment or service until the applicable vesting date.

Upon a termination of an Annual Award Grantee’s employment or service due to death, disability, termination by us without cause or termination by the Annual Award Grantee for good reason (each, as defined in the 2014 Omnibus Incentive Plan, which references the definitions in their respective employment agreements), the time-vesting portion of the Annual Restricted Stock Awards and the Annual Option Awards will accelerate and vest in full, and the unvested performance-vesting portion of the Annual Restricted Stock Awards will remain outstanding for the performance period and will vest to the extent we meet the Performance Target, including via the catch up provision described above.  On February 11, 2017 (the “Harris Retirement Eligibility Date”), all outstanding Annual Restricted Stock Awards, including the time-vesting portion and the performance-vesting portion, and all outstanding Annual Option Awards granted to Mr. Harris will become fully vested, and any Annual Restricted Stock Awards and Annual Option Awards granted after the Harris Retirement Eligibility Date will be fully vested at grant.  For Mr. Mazzei and Ms. McCormack, upon the date that is on or after February 11, 2019, where the sum of the individual’s age and the individual’s number of full, completed years of employment with us or our subsidiaries is equal to or greater than sixty (the “Executive Retirement Eligibility Date”), the time-vesting portion of the Annual Restricted Stock Awards and the Annual Option Awards will become fully vested, and the time-vesting portion of any Annual Restricted Stock Awards and Annual Option Awards granted after the Executive Retirement Eligibility Date will be fully vested at grant.  Upon the occurrence of the Executive Retirement Eligibility Date, the performance-vesting portion of Mr. Mazzei’s and Ms. McCormack’s Annual Restricted Stock Awards will remain outstanding for the performance period and will vest to the extent we meet the Performance Target, including via the catch up provision described above, regardless of continued employment with us our subsidiaries following the Executive Retirement Eligibility Date.

Upon a termination for cause (or upon a voluntary termination of employment after an event that would be grounds for a termination for cause) that occurs prior to the Executive Retirement Eligibility Date, 10% of the vested portion of the Annual Restricted Stock Awards and Annual Option Awards granted to Mr. Mazzei and Ms. McCormack will terminate and be forfeited.  Upon a termination of employment or service for any reason other than due to death, disability, termination by us without cause or termination by the Annual Award Grantee for good reason prior to the Harris Retirement Eligibility Date, with respect to Mr. Harris’ Annual Restricted Stock Awards and Annual Option Awards, or prior to the Executive Retirement Eligibility Date, with respect to Mr. Mazzei’s and Ms. McCormack’s Annual Restricted Stock Awards and Annual Option Awards, all unvested annual incentive awards terminate and are forfeited.

Upon a change in control (as defined below), each Annual Restricted Stock Award and Annual Option Award granted to each of the Annual Award Grantees, including Mr. Harris, will become fully vested if (1) the Annual Award Grantee continues to be employed through the closing of the change in control or (2) after the signing of definitive documentation related to the change in control but prior to its closing, the Annual Award Grantee’s employment is terminated without cause or due to death or disability or the Annual Award Grantee resigns for good reason (each, as defined in the 2014 Omnibus Incentive Plan, which references the definition in the Annual Award Grantee’s employment agreement).  Our Compensation Committee retains the right, in its sole discretion, to provide for the accelerated vesting (in whole or in part) of the Annual Restricted Stock Awards and Annual Option Awards.  Annual Restricted Stock Awards granted to our non-employee directors on February 18, 2015 totaling $150,000 are described in the section captioned “—Director Compensation.”

With respect to the annual incentive awards, a change in control generally has the same meaning as in the 2014 Omnibus Incentive Plan, except that a change in control (i) includes a merger or consolidation of the Company or any direct or indirect subsidiary of the Company (a “Business Transaction”) with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or its successor (or the ultimate parent company of the Company or its successor) outstanding immediately after such merger or consolidation, excluding a merger or consolidation effected to implement a recapitalization of the Company in which no person (as specified in the 2014 Omnibus Incentive Plan) acquires more than 50% of the combined voting power of the Company’s then outstanding securities, (ii) excludes transactions in which any person (as specified in the 2014 Omnibus Incentive Plan) becomes a beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities if such transaction is a Business Transaction that does not constitute a change in control thereunder and (iii) excludes the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or to an entity controlled by such person or persons.

For the 2014 fiscal year, the target values for the annual equity incentive awards for Mr. Harris, Mr. Mazzei and Ms. McCormack were $5,975,000, $3,000,000 and $1,600,000, respectively.  On February 18, 2015, Mr. Harris, Mr. Mazzei and Ms. McCormack received annual equity incentive awards with grant date fair values of $5,915,250, $2,970,000 and $1,584,000, which were granted as Annual Restricted Stock Awards and Annual Option Awards as follows, computed in accordance with FASB ASC Topic 718:

Named Executive Officer	Grant date fair value of Annual Restricted Stock Award($)	Grant date fair value of Annual Option Award($)	Shares of Class A common stock subject to Annual Restricted Stock Award(#)	Shares of Class A common stock subject to Annual Option Award(#)
Brian Harris	5,323,732	591,525	282,576	275,128
Michael Mazzei	2,673,000	297,000	141,879	138,140
Pamela McCormack	1,425,604	158,400	75,669	73,674

For future fiscal years, pursuant to his employment agreement, the target value of Mr. Harris’ equity incentive awards will be $5,975,000 and our other Named Executive Officers will be will be eligible to receive a discretionary annual equity incentive award deemed appropriate by the Board and the Compensation Committee, in consultation with our Chief Executive Officer and pursuant to the Bonus Guidelines.

Allocation Restricted Stock Awards

Certain of our IPO Award Grantees forfeited their IPO Restricted Stock Awards during the 2014 fiscal year.  On February 3, 2015, we granted restricted shares of our Class A common stock, pursuant to the 2014 Omnibus Incentive Plan in respect of the shares available from the such forfeited IPO Restricted Stock Awards (the “Allocation Restricted Stock Awards”), to our Named Executive Officers and certain members of management and employees with an aggregate value of $494,246, which represented 25,742 shares of our Class A common stock.  The vesting terms and vesting schedule of the Allocation Restricted Stock Awards for Mr. Harris are identical to the vesting terms and vesting schedule of Mr. Harris’ IPO Restricted Stock Awards, and the vesting terms and vesting schedule of the Allocation Restricted Stock Awards for the other grantees of the Allocation Restricted Stock Awards are identical to the vesting terms and vesting schedule for IPO Award Grantees who have not entered employment agreements with us (see the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—IPO Restricted Stock Awards”).

Mr. Harris received an Allocation Restricted Stock Award with a grant date fair value of $112,954, which represented 5,883 shares of Class A common stock.  Mr. Mazzei received an Allocation Restricted Stock Award with a grant date fair value of $56,486, which represented 2,942 shares of Class A common stock.  Ms. McCormack received an Allocation Restricted Stock Award with a grant date fair value of $28,243, which represented 1,471 shares of Class A common stock.

Employment Agreements

Prior to our IPO, we entered into employment agreements (each, a “Prior Employment Agreement”) with each of our Named Executive Officers.  In connection with our IPO, we entered into amended and restated employment agreements with each of our Named Executive Officers on January 23, 2014, each of which became effective upon the closing of our IPO.  A description of each of these agreements follows.

Brian Harris.  During January 2013, LCF entered into a Prior Employment Agreement with Mr. Harris, which was effective until the closing of our IPO.  Mr. Harris’ Prior Employment Agreement provided for a base salary of not less than $500,000 per annum, a discretionary cash bonus that was estimated to be $1,500,000, the actual amount which was determined by the board of directors of LCFH on an annual basis, and entitlement to participate in LCF’s standard employee benefit programs.

LCF entered into the Harris Employment Agreement (as defined in the section captioned “—Elements of Compensation—Annual Cash Bonuses”) with Mr. Harris, which became effective on February 11, 2014.  The Harris Employment Agreement provides for an indefinite term of employment, a base salary which shall not be less than $1,000,000 per annum and the opportunity to participate in LCF’s standard employee benefit programs.  Pursuant to the Harris Employment Agreement and the Bonus Guidelines (as defined in the section captioned “Elements of Compensation—Annual Cash Bonuses”) in the Harris Employment Agreement, Mr. Harris is also eligible to receive a target annual cash bonus equal to 4.05% of our income before income taxes on a fully consolidated basis for each calendar year of his employment with the Company, determined in accordance with GAAP, adjusted to exclude certain specified gains or losses, materially the same as the adjustments made to core earnings (the “Adjusted Net Income”), to the extent such amounts are included in such net income amount, if we achieve a certain pre-tax return on equity threshold and subject to the discretion of the Board of Directors.  Pursuant to the Harris Employment Agreement, Mr. Harris is also eligible to receive an annual incentive equity award with a target amount equal to $5,975,000 if we achieve a certain pre-tax return on equity threshold, as described in the Bonus Guidelines, and subject to the discretion of the Board of Directors, granted pursuant to the 2014 Omnibus Incentive Plan, of which 90% by value is granted in the form of Annual Restricted Stock Awards and 10% by value is granted in the form of Annual Option Awards, each based on the grant date fair value of such awards with such stock options being valued using widely-accepted valuation methods in connection with the grant by a public company of options to its employees.  Fifty percent of each Annual Restricted Stock Award is subject to time-based vesting criteria, and the remaining fifty percent of each Annual Restricted Stock Award is subject to performance-based criteria.  The time-vesting portion of the Annual Restricted Stock Award vests in three equal installments on each of the first three anniversaries of the date of grant, subject to the Mr. Harris’ continued employment on the applicable vesting date.  The performance-vesting portion of the Annual Restricted Stock Award vests in three equal installments on December 31 of each of the three performance years if we achieve a return on equity, based on core earnings divided by the our average book value of equity, equal to or greater than 8% for such year.  While the

Harris Employment Agreement has provisions regarding vesting upon retirement, those provisions have been superseded by the Annual Restricted Stock Award and Annual Option Award agreements with respect to all currently outstanding unvested awards.  See the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Awards Granted With Respect to 2014” for more details regarding the Annual Restricted Stock Awards and the Annual Option Awards granted to Mr. Harris on February 18, 2015 with respect to 2014.

Under the Harris Employment Agreement, cause generally means willful and material violation of LCF policy that he has previously approved, willful misconduct that materially injures the financial condition of LCF, a material breach of the Harris Employment Agreement, Mr. Harris’ engagement in theft, embezzlement, fraud or material misappropriation of LCF property, conviction or plea of nolo contendere to a felony involving dishonesty or moral turpitude (with some specified exceptions) or willful and material failure to comply in good faith with written directions of the Board of Directors, provided that such failure is reasonably likely to cause significant financial loss to LCF and that Mr. Harris has failed to cure such violation, if capable of being cured, within thirty days of written notice by the Board of Directors.

Michael Mazzei.  During February 2012, LCF entered into a Prior Employment Agreement with Michael Mazzei, which was effective until the closing of our IPO.  Mr. Mazzei’s Prior Employment Agreement provided for a base salary of not less than $500,000 per annum, eligibility to participate in LCF’s bonus pool and a target annual discretionary bonus of $1,500,000, based on individual performance and the financial performance of LCFH and LCF.  Mr. Mazzei was also entitled to participate in LCF’s standard employee benefit programs.

LCF entered into an amended and restated employment agreement with Mr. Mazzei on January 23, 2014 that became effective on February 11, 2014 (the “Mazzei Employment Agreement”).  The Mazzei Employment Agreement provides for an indefinite term of employment, a base salary which shall not be less than $750,000 per annum and the opportunity to participate in LCF’s standard employee benefit programs.  Pursuant to the Mazzei Employment Agreement and the Bonus Guidelines in the Harris Employment Agreement, Mr. Mazzei was eligible to receive a target annual cash bonus for the 2014 calendar year equal to $3,750,000 if we achieved a certain pre-tax return on average equity threshold and subject to the discretion of the Board, and, for calendar years after 2014, Mr. Mazzei is eligible to receive a discretionary annual cash bonus, if any, from the targeted annual cash bonus pool for our management team, as established by the Board of Directors and the Compensation Committee (which total target of annual cash bonus pool for our management team, including the amount targeted for Mr. Harris as described above, represents 9% of the Adjusted Net Income, if we achieve a certain pre-tax return on average equity threshold and subject to the discretion of the Board of Directors).  Pursuant to the Mazzei Employment Agreement, Mr. Mazzei was also eligible to receive an annual incentive equity award for the 2014 fiscal year equal to $3,000,000, if we achieved a certain pre-tax return on average equity threshold and subject to the discretion of the Board of Directors, and for fiscal years after 2014, Mr. Mazzei will be eligible to receive a discretionary annual equity incentive grant deemed appropriate by the Board of Directors and the Compensation Committee, in consultation with our Chief Executive Officer, pursuant to the Bonus Guidelines and the 2014 Omnibus Incentive Plan, of which 90% by value is an Annual Restricted Stock Award and 10% by value is an Annual Option Award, each based on the grant date fair value of such awards with such stock options being valued using widely-accepted valuation methods in connection with the grant by a public company of options to its employees.  Fifty percent of each Annual Restricted Stock Award is subject to time-based vesting criteria, and the remaining fifty percent of each Annual Restricted Stock Award is subject to performance-based criteria.  The time-vesting portion of the Annual Restricted Stock Award vests in three equal installments on each of the first three anniversaries of the date of grant, subject to the Mr. Mazzei’s continued employment on the applicable vesting date.  The performance-vesting portion of the Annual Restricted Stock Award vests in three equal installments on December 31 of each of the three performance years if we achieve a return on equity, based on core earnings divided by the our average book value of equity, equal to or greater than 8% for such year.  While the Mazzei Employment Agreement has provisions regarding vesting upon retirement, those provisions have been superseded by the Annual Restricted Stock Award and Annual Option Award agreements with respect to all currently outstanding unvested awards.  See the section captioned “—Employment Agreements—Pamela McCormack” below for the definition of cause in the Mazzei Employment Agreement.  See the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Awards Granted With Respect to 2014” for more details regarding the Annual Restricted Stock Awards and the Annual Option Awards granted to Mr. Mazzei on February 18, 2015 with respect to 2014.

Pamela McCormack.  LCF entered into an amended and restated employment agreement with Ms. McCormack on January 23, 2014 that became effective on February 11, 2014 (the “McCormack Employment Agreement”).  The McCormack Employment Agreement provides for an indefinite term of employment, a base salary which shall not be less than $600,000 per annum, and the opportunity to participate in LCF’s standard employee benefit programs.  Pursuant to the McCormack Employment Agreement and the Bonus Guidelines in the Harris Employment Agreement, Ms. McCormack was eligible to receive a target annual cash bonus for the 2014 calendar year equal to $2,800,000, if we achieved a certain pre-tax return on average equity threshold and subject to the discretion of the Board of Directors, and for calendar years after 2014, a discretionary annual cash bonus, if any, from the targeted annual cash bonus pool for our management team, as established by the Board of Directors and the Compensation Committee (which total target of annual cash bonus pool for our management team, including the amount targeted for Mr. Harris as described above, represents 9% of the Adjusted Net Income, if we achieve a certain pre-tax return on average equity threshold and subject to the discretion of the Board).  Pursuant to the McCormack Employment Agreement, Ms. McCormack was also eligible to receive an annual incentive equity award for the 2014 fiscal year equal to $1,600,000, if we achieved a certain pre-tax return on average equity threshold and subject to the discretion of the Board, and for fiscal years after 2014, Ms. McCormack will be eligible to receive a discretionary annual equity incentive grant deemed appropriate by the Board of Directors and the Compensation Committee, in consultation with our Chief Executive Officer pursuant to the Bonus Guidelines and the 2014 Omnibus Incentive Plan, of which 90% by value is an Annual Restricted Stock Award and 10% by value is an Annual Option Award, each based on the grant date fair value of such awards with such stock options being valued using widely-accepted valuation methods in connection with the grant by a public company of options to its employees.  Fifty percent of each Annual Restricted Stock Award is subject to time-based vesting criteria, and the remaining fifty percent of each Annual Restricted Stock Award is subject to performance-based criteria.  The time-vesting portion of the Annual Restricted Stock Award vests in three equal installments on each of the first three anniversaries of the date of grant, subject to the Ms. McCormack’s continued employment on the applicable vesting date.  The performance-vesting portion of the Annual Restricted Stock Award vests in three equal installments on December 31 of each of the three performance years if we achieve a return on equity, based on core earnings divided by the our average book value of equity, equal to or greater than 8% for such year.  While the McCormack Employment Agreement has provisions regarding vesting upon retirement, those provisions have been superseded by the Annual Restricted Stock Award and Annual Option Award agreements with respect to all currently outstanding unvested awards.  See the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Awards Granted With Respect to 2014” for more details regarding the Annual Restricted Stock Awards and the Annual Option Awards granted to Ms. McCormack on February 18, 2015 with respect to 2014.

Under the Mazzei Employment Agreement and the Ms. McCormack Employment Agreement, cause generally means (i) willful and material violation of LCF policy, (ii) willful misconduct that materially injures the financial condition of LCF, (iii) a material breach of the agreement, (iv) engagement in theft, embezzlement, fraud or material misappropriation of LCF property or (v) conviction or plea of nolo contendere to a felony involving dishonesty or moral turpitude (with some specified exceptions), so long as, in the case of Mr. Mazzei with respect to (i), (ii) and (iii), he has failed to cure such violation, if capable of being cured, within sixty days of written notice by the Board, and in the case of Ms. McCormack, she has failed to cure a violation provided in (i) and (iii) within thirty days of written notice by the Board of Directors.

Phantom Equity Investment Plan

LCFH maintains a Phantom Equity Investment Plan, effective on June 30, 2011 (the “Phantom Equity Plan”) in which certain eligible employees of LCFH, LCF and their subsidiaries participate.  On July 3, 2014, the Board of Directors froze the Phantom Equity Plan, as further described below.  The Phantom Equity Plan is an annual deferred compensation plan pursuant to which participants could elect, or in some cases, non-management participants could be required, depending upon the participant’s specific level of compensation, to defer all or a portion of their annual cash performance-based bonuses as elective or mandatory contributions.  Generally, if a participant’s total compensation was in excess of a certain threshold, a portion of such participant’s annual bonus, was required to be deferred into the Phantom Equity Plan.  Otherwise, amounts could be deferred into the Phantom Equity Plan at the election of the participant, so long as such election was timely made in accordance with the terms and procedures of the Phantom Equity Plan.

In the event that a participant elected to (or was required to) defer a portion of his or her compensation pursuant to the Phantom Equity Plan, such amount was not paid to the participant and was instead credited to such participant’s notional account under the Phantom Equity Plan.  Prior to the closing of our IPO, such amounts were invested, on a phantom basis, in the Series B Participating Preferred Units issued by LCFH until such amounts were eventually paid to the participant pursuant to the Phantom Equity Plan.  Following our IPO, as described below, such amounts were invested on a phantom basis in shares of the Company’s Class A common stock.  Mandatory contributions are subject to one-third vesting over a three year period following the applicable Phantom Equity Plan year in which the related compensation was earned.  Elective contributions were immediately vested upon contribution.  Unvested amounts are generally forfeited upon the participant’s involuntary termination for cause, a voluntary termination for which the participant’s employer would have grounds to terminate the participant for cause or a voluntary termination within one year of which the participant obtains employment with a financial services organization.

The date that the amounts deferred into the Phantom Equity Plan are paid to a participant depends upon whether such deferral is a mandatory deferral or an elective deferral.  Elective deferrals are paid upon the earliest to occur of (1) a change in control (as defined in the Phantom Equity Plan), (2) the end of the participant’s employment, or (3) December 31, 2017.  The vested amounts of the mandatory contributions are paid upon the first to occur of (1) a change in control and (2) the first to occur of (x) December 31, 2017 or (y) the date of payment of the annual bonus payments following December 31 of the third calendar year following the applicable plan year to which the underlying deferred annual bonus relates.  The Company could elect to make, and did make, payments pursuant to the Phantom Equity Plan in the form of cash in an amount equal to the then fair market value of such shares of the Company’s Class A common stock (or, prior to our IPO, the Series B Participating Preferred Units), and on May 14, 2014, the Compensation Committee made a global election to make all payments pursuant to the Phantom Equity Plan in the form of cash.  Mandatory contributions that were paid at the time specified in 2(y) above were made in cash.

Upon the closing of our IPO, each participant in the Phantom Equity Plan had his or her notional interest in LCFH’s Series B Participating Preferred Units converted into a notional interest in the Company’s Class A common stock, which notional conversion was based on the issuance price of our Class A common stock at the time of the IPO.  On July 3, 2014, the Board of Directors froze the Phantom Equity Plan, effective as of such date, so that there will neither be future participants in the Phantom Equity Plan nor additional amounts contributed to any accounts outstanding under the Phantom Equity Plan.  Amounts previously outstanding under the Phantom Equity Plan will be paid in accordance with their original payment terms, including limiting payment to the dates and events specified above.  In connection with freezing the Phantom Equity Plan, the Board of Directors also updated the definition of fair market value for purposes of measuring the value of its Class A Common Stock, to provide that, generally, such value would be the closing price of such stock on the principal national securities exchange on which it is then traded.

2014 Deferred Compensation Plan

On July 3, 2014, the Company adopted a new, nonqualified deferred compensation plan, which was amended and restated on March 17, 2015 (the “2014 Deferred Compensation Plan”), in which certain eligible employees of LCF participate.  Pursuant to the 2014 Deferred Compensation Plan, participants may elect, or in some cases, non-management participants may be required, to defer all or a portion of their annual cash performance-based bonuses into the 2014 Deferred Compensation Plan.  Generally, if a participant’s total compensation is in excess of a certain threshold, a portion of a participant’s performance-based annual bonus is required to be deferred into the 2014 Deferred Compensation Plan.  Otherwise, a portion of the participant’s annual bonus may be deferred into the 2014 Deferred Compensation Plan at the election of the participant, so long as such elections are timely made in accordance with the terms and procedures of the 2014 Deferred Compensation Plan.

In the event that a participant elects to (or is required to) defer a portion of such participant’s compensation pursuant to the 2014 Deferred Compensation Plan, such amount is not paid to the participant and is instead credited to such participant’s notional account under the 2014 Deferred Compensation Plan.  Such amounts are then invested on a phantom basis in Class A common stock of the Company, or the phantom units, and a participant’s account is credited with any dividends or other distributions received by holders of Class A common stock of the Company, which are subject to the same vesting and payment conditions as the applicable contributions.  Elective contributions are immediately vested upon contribution.  Mandatory contributions are subject to one-third vesting over a three-year period on a straight-line basis following the applicable year in which the related compensation was earned.

If a participant’s employment with the Company is terminated by the Company other than for cause and such termination is within six months following a change in control (each, as defined in the 2014 Deferred Compensation Plan), then the participant will fully vest in his or her unvested account balances.  Furthermore, the unvested account balances will fully vest in the event of the participant’s death, disability, retirement (as defined in the 2014 Deferred Compensation Plan) or in the event of certain hostile takeovers of the Board of Directors.  In the event that a participant’s employment is terminated by the Company other than for cause, the participant will vest in the portion of the participant’s account that would have vested had the participant remained employed through the end of the year in which such termination occurs, subject to, in such case or in the case of retirement, the participant’s timely execution of a general release of claims in favor of the Company.  Unvested amounts are otherwise generally forfeited upon the participant’s resignation or termination of employment, and vested mandatory contributions are generally forfeited upon the participant’s termination for cause.

Amounts deferred into the 2014 Deferred Compensation Plan are paid upon the earliest to occur of (1) a change in control, (2) within sixty days following the end of the participant’s employment with the Company, or (3) the date of payment of the annual bonus payments following December 31 of the third calendar year following the applicable year to which the underlying deferred annual compensation relates.  Payment is made in cash equal to the fair market value of the number of phantom units credited to a participant’s account, provided that, if the participant’s termination was by the Company for cause or was a voluntary resignation other than on account of such participant’s retirement, the amount paid is based on the lowest fair market value of a share of Class A common stock during the forty-five day period following such termination of employment.  The amount of the final cash payment may be more or less than the amount initially deferred into the 2014 Deferred Compensation Plan, depending upon the change in the value of the Class A common stock of the Company during such period.

Potential Payments upon Termination or Change in Control

Employment Agreements

Brian Harris.  Pursuant to the Harris Employment Agreement, upon a termination by LCF without cause (see “—Employment Agreements—Brian Harris”) or by Mr. Harris for good reason, subject to Mr. Harris’ execution of a release of claims in favor of LCF and its affiliates, he will be entitled to receive (i) cash severance equal to the greater of $10,000,000 or two times the sum of Mr. Harris’ annual base salary in effect at the time of termination and the average of the annual cash bonuses paid to him with respect to the two calendar years immediately preceding his termination (the “Harris Cash Severance”), 50% of which will be payable in a lump sum and 50% of which will be payable in twelve equal monthly installments, (ii) a prorated portion of Mr. Harris’ target annual cash bonus for the year in which such termination occurs, payable at the same time that performance bonuses for such calendar year are paid to our other senior executives, and (iii) reimbursements for continued health care for up to two years immediately following Mr. Harris’ termination (as allowed by law).  If Mr. Harris’ termination occurs within one year of a change in control (as defined in the 2014 Omnibus Incentive Plan) or if, as of the date of Mr. Harris’ termination, the Company has previously entered into a definitive binding agreement with a buyer that would result in a change in control and such definitive binding agreement remains in effect, then the Harris Cash Severance will be payable in a lump sum, as permitted by law.

Good reason generally means, without Mr. Harris’ written consent, the Board’s assignment to Mr. Harris of any duties materially inconsistent with, or a material diminution of, his position, duties, responsibilities or status as a Chief Executive Officer of a comparable company, a change in Mr. Harris’ reporting responsibilities, title or office, an amendment to any written incentive equity, equity grant or written bonus plan for the benefit of LCF’s employees, failure to permit Mr. Harris to nominate at least two individuals for the initial Nominating and Corporate Governance Committee of our Board of Directors, any removal of Mr. Harris from his position as Chief Executive Officer (with specified exceptions), relocation of Mr. Harris’ office to a location outside of New York, New York, a reduction in Mr. Harris’ base salary or a material reduction in benefits taken as a whole, removal of Mr. Harris from his position as a member of the Board of Directors or a failure by our stockholders to re-elect Mr. Harris to his position as a member of the Board of Directors or a material breach of the terms of the Harris Employment Agreement by LCF, each reduction, removal or breach that is not cured, if capable of cure, with thirty days’ written notice provided to the Board by Mr. Harris.

Notwithstanding the foregoing, if Mr. Harris’ employment had terminated before he had received his annual cash bonus with respect to 2014, the Harris Cash Severance would have been equal to $17,000,000, and if Mr. Harris’ employment occurs before he receives his annual cash bonus with respect to 2015, the bonus component of the Harris Cash Severance will be based on the greater of Mr. Harris’ annual cash bonus with respect to 2014 and his target annual cash bonus with respect to 2015.  Pursuant to his employment agreement, Mr. Harris is subject to a confidentiality covenant (with some specified exceptions), a one-year post-termination non-competition covenant and a two-year post-termination employee and customer non-solicitation covenant.

Michael Mazzei.  Pursuant to the Mazzei Employment Agreement, upon a termination by LCF without cause (see the section captioned “—Employment Agreements—Pamela McCormack”) or by Mr. Mazzei for good reason, in addition to payment of any unpaid annual cash bonus previously awarded as of the date of Mr. Mazzei’s termination of employment and subject to his execution of a release of claims in favor of LCF and its affiliates and compliance with the applicable restrictive covenants, Mr. Mazzei will be entitled to receive (i) cash severance equal to one and a half times the sum of his annual base salary in effect at the time of termination and the average of his annual cash bonuses with respect to the two calendar years immediately preceding his termination (the “Mazzei Cash Severance”), 50% of which will be payable in a lump sum and 50% of which will be payable in twelve equal monthly installments, (ii) a prorated portion of Mr. Mazzei’s target annual cash bonus for the year in which such termination occurs, based on our performance as of Mr. Mazzei’s termination date as determined by our Compensation Committee, in consultation with our Chief Executive Officer, payable at the same time that performance bonuses for such calendar year are paid to our other senior executives, and (iii) reimbursements for continued health care for up to eighteen months immediately following Mr. Mazzei’s termination.  If Mr. Mazzei’s termination occurs within one year of a change in control (as defined in the 2014 Omnibus Incentive Plan) or if, as of the date of Mr. Mazzei’s termination, the Company has previously entered into a definitive binding agreement with a buyer that would result in a change in control and such definitive binding agreement remains in effect, then the Mazzei Cash Severance will be payable in a lump sum, as permitted by law.

Good reason generally means, without Mr. Mazzei’s written consent, a change in Mr. Mazzei’s reporting duties such that he no longer reports to our chief executive officer or the Board, a reduction in his title or a material diminution in his duties or authority (including removal from his position), relocation of Mr. Mazzei’s office to a location outside of New York, New York, the appointment of a co-president, the appointment of an individual other than Mr. Harris as chief executive officer of LCF without Mr. Mazzei having been first offered such position of chief executive officer and declining to accept such position, a reduction in Mr. Mazzei’s base salary below $750,000 following the closing of our IPO or any material reduction in Mr. Mazzei’s benefits taken as a whole or any material breach of the terms of Mr. Mazzei’s employment arrangement by LCF, each reduction or breach that is not cured with thirty days’ written notice provided to the Board by Mr. Mazzei.

Notwithstanding the foregoing, if Mr. Mazzei’s employment had terminated before he had received his 2014 annual cash bonus, the Mazzei Cash Severance would have been equal to $5,500,000, and, if Mr. Mazzei’s termination occurs before he receives his annual cash bonus with respect to 2015, the bonus component of the Mazzei Cash Severance will equal to greater of his annual cash bonus paid with respect to 2014 and his target annual cash bonus with respect to 2015.  Pursuant to his employment agreement, Mr. Mazzei is subject to a confidentiality covenant, a one-year post-termination non-competition covenant and an eighteen-month post-termination employee and customer non-solicitation covenant.

Pamela McCormack.  Pursuant to the McCormack Employment Agreement, upon a termination by LCF without cause (see “—Employment Agreements—Pamela McCormack”) or by Ms. McCormack for good reason, subject to Ms. McCormack’s execution of a release of claims in favor of LCF and its affiliates, Ms. McCormack will be entitled to receive (i) cash severance equal to the lesser of $1,000,000 and the sum of Ms. McCormack’s annual base salary in effect at the time of termination and the average of Ms. McCormack’s annual cash bonuses with respect to the two calendar years immediately preceding her termination (the “McCormack Cash Severance”), 50% of which will be payable in a lump sum and 50% of which will be payable in twelve equal monthly installments, (ii) a prorated portion of Ms. McCormack’s target annual cash bonus for the year in which such termination occurs (the “Prorated Bonus”), based on our performance as of Ms. McCormack’s termination date as determined by our Compensation Committee, in consultation with our Chief Executive Officer, payable at the same time performance bonuses for such calendar year are paid to our other senior executives (provided that such Prorated Bonus, together with the McCormack Cash Severance, cannot exceed $1,000,000, and for such Prorated Bonus be payable, the

McCormack Cash Severance may not exceed $1,000,000), and (iii) reimbursements for continued health care for up to three months (or six months, if LCF elects to extend the post-termination non-competition period applicable to Ms. McCormack) immediately following Ms. McCormack’s termination.  If Ms. McCormack’s termination occurs within one year of a change in control (as defined in the 2014 Omnibus Incentive Plan) or if, as of the date of Ms. McCormack’s termination, the Company has previously entered into a definitive binding agreement with a buyer that would result in a change in control and such definitive binding agreement remains in effect, then the McCormack Cash Severance will be payable in a lump sum, as permitted by law.

Good reason generally means, without Ms. McCormack’s written consent, the Board’s assignment to Ms. McCormack of any duties materially inconsistent with, or a material diminution of, her position, duties, responsibilities or status as a Chief Strategy Officer, General Counsel and Co-Head of Securitization of a comparable company, if Mr. Harris is no longer our Chief Executive Officer, a change in Ms. McCormack’s reporting responsibilities, a change in Ms. McCormack’s title or office, any removal of Ms. McCormack from her position (with specified exceptions), relocation of Ms. McCormack’s office to a location outside of New York, New York, a reduction in Ms. McCormack’s base salary or a material reduction in benefits taken as a whole, a material breach of the terms of Ms. McCormack’s employment arrangement, each reduction, removal or breach that is not cured with thirty days’ written notice provided to the Board by Ms. McCormack, or, if Mr. Harris is no longer our Chief Executive Officer, a material reduction of Ms. McCormack’s targeted annual cash bonus or annual equity incentive grant, taken as a whole.

Notwithstanding the foregoing, if Ms. McCormack’s employment had been terminated before she had received her 2014 annual cash bonus, the McCormack Cash Severance would have been equal to $1,000,000, and if Ms. McCormack’s employment is terminated before she receives her annual cash bonus with respect to 2015, the bonus component of the McCormack Cash Severance will equal to greater of her annual cash bonus paid with respect to 2014 and her target annual cash bonus with respect to 2015.  Pursuant to the McCormack Employment Agreement, Ms. McCormack is subject to a confidentiality covenant, a 90-day post-termination non-competition covenant and a one-year post-termination employee and customer non-solicitation covenant.  Notwithstanding the foregoing, however, LCF, with the approval of the Board and after consultation with Mr. Harris, so long as Mr. Harris remains our Chief Executive Officer, may extend the post-termination non-compete period for an additional 90-day period if it provides Ms.  McCormack with severance payments equal to three months of her base salary, payable in three monthly installments during such period of extension, and reimbursements for continued health care for up to six months.

Equity Incentive Arrangements

IPO Restricted Stock Awards.  With respect to the IPO Restricted Stock Awards granted to our Named Executive Officers (see the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—IPO Restricted Stock Awards” for a description of the awards generally), upon termination of employment or service due to death or disability, and, in the case of Mr. Harris, by us without cause or by Mr. Harris for good reason (each, as defined in the 2014 Omnibus Incentive Plan, which references the definitions in the Harris Employment Agreement), the time-vesting portion of the applicable IPO Restricted Stock Award will accelerate and vest in full, and the unvested performance-vesting portion of the applicable IPO Restricted Stock Award will remain outstanding for the performance period and will vest to the extent we meet the Performance Target, including via the catch up provision described above.  Upon a change in control (as defined in the 2014 Omnibus Incentive Plan) each IPO Restricted Stock Award granted to our Named Executive Officers will become fully vested, if (1) the Named Executive Officer continues to be employed through the closing of the change in control or (2) after the signing of definitive documentation related to the change in control but prior to its closing, the Named Executive Officer’s employment is terminated without cause or due to death or disability or the Named Executive Officer resigns for good reason.  Our Compensation Committee retains the right, in its sole discretion, to provide for the accelerated vesting (in whole or in part) of the IPO Restricted Stock Awards.

On February 18, 2014, Mr. Harris received an IPO Restricted Stock Award with a grant date fair value of $9,030,893, which represented 523,530 shares of Class A common stock.  Mr. Mazzei received an IPO Restricted Stock Award with a grant date fair value of $5,022,803, which represents 291,177 shares of Class A common stock.  Ms. McCormack received an IPO Restricted Stock Award with a grant date fair value of $2,511,410, which represents 145,589 shares of Class A common stock.

Annual Incentive Equity Awards With Respect to 2014.  With respect to the Annual Restricted Stock Awards and Annual Option Awards granted to our Named Executive Officers (see the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Equity Awards With Respect to 2014” for a description of the awards generally), upon a termination of employment or service due to death, disability, termination by us without cause or termination by the Named Executive Officer for good reason (each, as defined in the 2014 Omnibus Incentive Plan, which references the definitions in their employment agreements), the time-vesting portion of the Annual Restricted Stock Awards and the Annual Option Awards will accelerate and vest in full, and the unvested performance-vesting portion of the Annual Restricted Stock Awards will remain outstanding for the performance period and will vest to the extent we meet the Performance Target, including via the catch up provision described above.  On the Harris Retirement Eligibility Date (as defined in the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Equity Awards With Respect to 2014”), all outstanding Annual Restricted Stock Awards, including the time-vesting portion and the performance-vesting portion, and all outstanding Annual Option Awards granted to Mr. Harris will become fully vested, and any Annual Restricted Stock Awards and Annual Option Awards granted after the Harris Retirement Eligibility Date will be fully vested at grant.  For Mr. Mazzei and Ms. McCormack, upon the Executive Retirement Eligibility Date (as defined in the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Equity Awards With Respect to 2014”), the time-vesting portion of the Annual Restricted Stock Awards and the Annual Option Awards will become fully vested, and the time-vesting portion of any Annual Restricted Stock Awards and Annual Option Awards granted after the Executive Retirement Eligibility Date will be fully vested at grant.  Upon the occurrence of the Executive Retirement Eligibility Date, the performance-vesting portion of Mr. Mazzei’s and Ms. McCormack’s Annual Restricted Stock Awards will remain outstanding for the performance period and will vest to the extent we meet the Performance Target, including via the catch up provision described above, regardless of continued employment with us or our subsidiaries following the Executive Retirement Eligibility Date.

Upon a termination for cause (or upon a voluntary termination of employment after an event that would be grounds for a termination for cause) that occurs prior to the Executive Retirement Eligibility Date, 10% of the vested portion of the Annual Restricted Stock Awards and Annual Option Awards granted to Mr. Mazzei and Ms. McCormack will terminate and be forfeited.  Upon a termination of employment or service for any other reason prior to the Harris Retirement Eligibility Date, with respect to Mr. Harris’ Annual Restricted Stock Awards and Annual Option Awards, or prior to the Executive Retirement Eligibility Date, with respect to Mr. Mazzei’s and Ms. McCormack’s Annual Restricted Stock Awards and Annual Option Awards, all unvested annual incentive awards terminate and are forfeited.

Upon a change in control (as defined in the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Equity Awards With Respect to 2014”), any unvested portion of the Annual Restricted Stock Awards and Annual Option Awards granted to each of our Named Executive Officers, including Mr. Harris, will become fully vested, subject to continued employment through the closing of the change in control.  Our Compensation Committee retains the right, in its sole discretion, to provide for the accelerated vesting (in whole or in part) of the Annual Restricted Stock Awards and Annual Option Awards.

On February 18, 2015, Mr. Harris, Mr. Mazzei and Ms. McCormack received Annual Restricted Stock Awards with grant date fair values of $5,323,732, $2,673,000 and $1,425,604, respectively, which represented 282,576 restricted shares of Class A common stock, 141,879 restricted shares of Class A common stock and 75,669 restricted shares of Class A common stock, respectively.  On February 18, 2015, Mr. Harris, Mr. Mazzei and Ms. McCormack received Annual Option Awards with grant date fair values of $591,525, $297,000 and $158,400, respectively, which covered 275,128 shares of Class A common stock, 138,140 shares of Class A common stock and 73,674 shares of Class A common stock, respectively.  For further details regarding the Annual Restricted Stock Awards and Annual Option Awards granted to our Named Executive Officers with respect to 2014, see the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Annual Incentive Equity Awards With Respect to 2014.”

Allocation Restricted Stock Awards.  With respect to the Allocation Restricted Stock Awards granted to our Named Executive Officers (see the section captioned “—Grants Made Pursuant to the 2014 Omnibus Incentive Plan—Allocation Restricted Stock Awards” for a description of the awards generally), upon a termination of employment or a change in control, these awards contain identical vesting terms and receive the same treatment as the IPO Restricted Stock Awards.

On February 3, 2015, Mr. Harris received an Allocation Restricted Stock Award with a grant date fair value of $112,954, which represented 5,883 shares of Class A common stock.  Mr. Mazzei received an Allocation Restricted Stock Award with a grant date fair value of $56,486, which represented 2,942 shares of Class A common stock.  Ms. McCormack received an Allocation Restricted Stock Award with a grant date fair value of $28,243, which represented 1,471 shares of Class A common stock.

Termination, Severance and Change of Control Arrangements

The Table below sets forth payments due as of December 31, 2014 to each Named Executive Officer in case of termination without cause or resignation for good reason or a change of control.

Named Executive Officer(1)	Category of Payment	Termination Without Cause or Termination for Good Reason	Termination Upon Death or Disability	Change in Control Without Termination	Termination Without Cause or Termination for Good Reason Upon Change of Control
Brian Harris	Cash Severance(2)	$17,000,000	$—	$—	$17,000,000
	Accelerated Vesting of Stock-Based Awards(3)	5,133,212	5,133,212	10,266,423	10,266,423
	Continuation of Benefits and Perquisites(4)	92,297	—	—	92,297
	Total:	$22,225,509	$5,133,212	$10,266,423	$27,358,720

Michael Mazzei	Cash Severance(2)	$5,500,000	$—	$—	$5,500,000
	Accelerated Vesting of Stock-Based Awards(3)	—	2,854,990	5,709,981	5,709,981
	Continuation of Benefits and Perquisites(4)	62,297	—	—	62,297
	Total:	$5,562,297	$2,854,990	$5,709,981	$11,272,278

Pamela McCormack	Cash Severance(2)	$1,150,000	$—	$—	$1,150,000
	Accelerated Vesting of Stock-Based Awards(3)	—	1,427,500	2,855,000	2,855,000
	Continuation of Benefits and Perquisites(4)	23,100	—	—	23,100
	Total:	$1,173,100	$1,427,500	$2,855,000	$4,028,100

(1)                                 See Footnote 1 to the Summary Compensation Table.

(2)                                 The values in this row represent the cash severance payable to Mr. Harris, Ms. Mazzei and Ms. McCormack pursuant to their employment agreements upon a termination without cause by us or a termination for good reason by the Named Executive Officers, assuming a termination date of December 31, 2014, subject to an execution of a release of claims in favor of the Company: $17,000,000; $5,500,000; and $1,150,000, respectively.  To receive his cash severance, Mr. Mazzei must also comply with the perpetual confidentiality, inventions assignment, one-year post-termination non-competition and eighteen-month post-termination non-solicitation provisions set forth in his employment agreement.  The cash severance provided with respect to Ms. McCormack assumes that she would receive $1,000,000 of cash severance in connection with a qualifying termination and she would receive an additional $150,000, upon the Company’s election to extend her non-competition restriction for an additional ninety days following her qualifying termination.  For a description of the employment agreements generally, see the section captioned “—Employment Agreements.”

(3)                                 The values in this row represent the value of stock-based awards that would be accelerated upon the specified events in the column headings, based on the closing market price of Class A common stock on

December 31, 2014 of $19.61 per share.  Upon a termination without cause or resignation for good reason on December 31, 2014, Mr. Harris would have fully vested in the time-vesting portion of his IPO Restricted Stock Award, which represents 50% of the IPO Restricted Stock Award.  Upon a termination due to death or disability on December 31, 2014, each of our Named Executive Officers would have fully vested in the time-vesting portion of his or her IPO Restricted Stock Award, which represents 50% of the IPO Restricted Stock Award.  Upon a change in control (or after the signing of definitive documentation related to the change in control but prior to its closing, the Named Executive Officer’s employment is terminated without cause or due to death or disability or the Named Executive Officer resigns for good reason), each of our Named Executive Officers would have fully vested in his or her IPO Restricted Stock Awards.

(4)                                 The values in this row represent the value of reimbursements for continued health benefits to which Mr. Harris, Ms. Mazzei and Ms. McCormack would be entitled pursuant to their employment agreements upon a termination without cause by us or a termination for good reason by the Named Executive Officers, assuming a termination date of December 31, 2014: $92,297, which represents reimbursements for continued health care for up to two years immediately following Mr. Harris’ termination, $62,297, which represents reimbursements for continued health care for up to eighteen months immediately following Mr. Mazzei’s termination and $23,100, which represents reimbursements for continued health care for up to six months, assuming that LCF elects to extend the post-termination non-competition period applicable to Ms. McCormack, each of the foregoing, as allowed by law.

Employee Benefit Plans

2014 Omnibus Incentive Plan

In connection with our IPO, we adopted the Ladder Capital Corp 2014 Omnibus Incentive Plan (the “2014 Omnibus Incentive Plan”).  The 2014 Omnibus Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards.  Directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us, are eligible for grants under the 2014 Omnibus Incentive Plan.  The purpose of the 2014 Omnibus Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities.  Set forth below is a summary of the material terms of the 2014 Omnibus Incentive Plan.

Administration of the 2014 Omnibus Incentive Plan

The 2014 Omnibus Incentive Plan is administered by the Compensation Committee of our Board of Directors.  Among the Compensation Committee’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2014 Omnibus Incentive Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2014 Omnibus Incentive Plan as it deems necessary or proper.  The Compensation Committee has authority to administer and interpret the 2014 Omnibus Incentive Plan, to grant discretionary awards under the 2014 Omnibus Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to make all other determinations in connection with the 2014 Omnibus Incentive Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the 2014 Omnibus Incentive Plan to our executive officers.

Available Shares

The aggregate number of shares of Class A common stock (referred to as “common stock” unless otherwise indicated) which may be issued or used for reference purposes under the 2014 Omnibus Incentive Plan or with respect to which awards may be granted may not exceed 3 million shares (the “Share Reserve”).  The Share Reserve may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock.  In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan.  The Share Reserve shall be automatically increased on January 1 of each year that the 2014 Omnibus Incentive Plan is in effect by 2.25% of the total number of shares of Class A common stock and Class B common stock, collectively, outstanding on the last day of the immediately preceding December or a lesser amount determined by our Board of Directors.  The shares available for issuance under the 2014 Omnibus Incentive Plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury.  In general, if awards under the 2014 Omnibus Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2014 Omnibus Incentive Plan.

The maximum number of shares of our common stock with respect to which any stock option, stock appreciation right, shares of restricted stock or other stock-based awards that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Internal Revenue Code and may be granted under the 2014 Omnibus Incentive Plan during any fiscal year to any eligible individual is 2 million shares (per type of award).  The total number of shares of our common stock with respect to all awards that may be granted under the 2014 Omnibus Incentive Plan during any fiscal year to any eligible individual is 3 million shares.  There are no annual limits on the number of shares of our common stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible individuals.  The maximum number of shares of our common stock subject to any performance award which may be granted under the 2014 Omnibus Incentive Plan during any fiscal year to any eligible individual is 2 million shares.  The maximum value of a cash payment made under a performance award which may be granted under the 2014 Omnibus Incentive Plan during any fiscal year to any eligible individual is $30 million.

Eligibility for Participation

Members of our Board of Directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates are eligible to receive awards under the 2014 Omnibus Incentive Plan.

Award Agreement

Awards granted under the 2014 Omnibus Incentive Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

Stock Options

The Compensation Committee may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees.  The Compensation Committee will determine the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option.  No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value.  Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights, which we refer to as SARs, either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable, which we refer to as a Tandem SAR, or independent of a stock option, which we refer to as a Non-Tandem SAR.  A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR.  The term of each SAR may not exceed ten years.  The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR.  The Compensation Committee may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the 2014 Omnibus Incentive Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter.

Restricted Stock

The Compensation Committee may award shares of restricted stock.  Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement.  The Compensation Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain.  Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances.  Section 162(m) of the Internal Revenue Code requires that performance awards be based upon objective performance measures.  The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Omnibus Incentive Plan and are discussed in general below.

Other Stock-Based Awards

The Compensation Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock and deferred stock units under the 2014 Omnibus Incentive Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares.  The Compensation Committee may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Internal Revenue Code and/or a minimum vesting period.  The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Omnibus Incentive Plan and discussed in general below.

Other Cash-Based Awards

The Compensation Committee may grant awards payable in cash.  Cash-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions.  If a cash-based award is subject to vesting conditions, the Compensation Committee may accelerate the vesting of such award in its discretion.

Performance Awards

The Compensation Committee may grant a performance award to a participant payable upon the attainment of specific performance goals.  The Compensation Committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code as well as performance awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.  If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee.  Based on service, performance and/or other factors or criteria, the Compensation Committee may, at or after grant, accelerate the vesting of all or any part of any performance award.

Performance Goals

The Compensation Committee may grant awards of restricted stock, performance awards, and other stock-based awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.  These awards may be granted, vest and be paid based on the attainment of specified performance goals established by the Compensation Committee.  These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following: (1) Non-GAAP performance measures, as provided in the “—Non-GAAP Financial Measures” section; (2) line items on the Company’s income statement, including but not limited to net interest income, total other income, total costs and expenses, income before taxes, net income and/or earnings per share; (3) line items on the Company’s balance sheet, including but not limited to debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee in its sole discretion; (4) line items on the Company’s statement of cash flows, including but not limited to net cash provided in (used by) operating activities, investing activities, and/or financing activities; origination of mortgage loan receivables held for sale, proceeds from sales of mortgage loan receivables held for sale, purchases of real estate securities and/or purchases of real estate; (5) market share; (6) financial ratios including but not limited to operating margin, return on equity, return on assets, and/or return on invested capital; or (7) total stockholder return, the fair market value of a share of common stock, or the growth in value of an investment in the common stock assuming the reinvestment of dividends.

To the extent permitted by law, the Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee.

In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations.  The Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control

In connection with a change in control, as defined in the 2014 Omnibus Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2014 Omnibus Incentive Plan.  In addition, such awards may be, in the discretion of the Compensation Committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award.  The Compensation Committee may also provide for accelerated vesting or lapse of restrictions of an award at any time.

Stockholder Rights

Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination

Notwithstanding any other provision of the 2014 Omnibus Incentive Plan, our Board of Directors may at any time amend any or all of the provisions of the 2014 Omnibus Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2014 Omnibus Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability

Awards granted under the 2014 Omnibus Incentive Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards

The 2014 Omnibus Incentive Plan provides that awards granted under the 2014 Omnibus Incentive Plan are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC.

Effective Date and Term

The 2014 Omnibus Incentive Plan was adopted by the Board of Directors on January 10, 2014 and approved by stockholders.  No award will be granted under the 2014 Omnibus Incentive Plan on or after the ten-year anniversary of the date on which the 2014 Omnibus Incentive Plan becomes effective.  Any award outstanding under the 2014 Omnibus Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Director Compensation

The following table shows the compensation earned during the fiscal year ended December 31, 2014, by each of our directors who are not our Named Executive Officers.

Director Compensation Table for the Year Ended December 31, 2014

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alan Fishman	300,000	(1)	1,014,714	—	—	—	—	1,314,714
Joel C. Peterson	77,917	(2)	76,107	—	—	—	—	154,024
Douglas Durst	68,750		76,107	—	—	—	—	144,857

(1)                                 The director agreement by and between LCF and Alan Fishman, dated September 22, 2008, provides Mr. Fishman with a $300,000 fee per year for being our Non-Executive Chairman.  Mr. Peterson and Mr. Durst each receive an annualized cash payment of $75,000 for his service on our Board of Directors.  Additionally, Mr. Peterson receives an annualized cash payment of $10,000 for his service as the chairman of our Nominating and Corporate Governance Committee.

(2)                                 Fees earned by Mr. Peterson include $68,750 fee for his service as a non-employee member of our Board of Directors and $9,167 fee for his service as the chairman of chairperson of our Nominating and Corporate Governance Committee.

Narrative Disclosure Regarding Director Compensation Table

Director Annual Cash Compensation.  LCF entered into a director agreement with Alan Fishman, dated September 22, 2008, which provides Mr. Fishman with a $300,000 fee per year for being our Non-Executive Chairman.  The director agreement may terminate upon written notice of termination by Mr. Fishman or the Board of Directors of the Company or upon sale of the Company.  Messrs. Peterson and Durst each receive an annualized cash payment of $75,000 per year for his service on our Board of Directors, payable in monthly installments in the calendar month immediately following each completed month of service (or a prorated portion for any partial month of service).  Additionally, our non-employee directors may receive $15,000 annually for service as a chairperson of our Audit Committee or Compensation Committee and $10,000 for service as a chairperson of our Nominating and Corporate Governance Committee.

Director IPO Restricted Stock Awards.  In connection with our IPO, on February 18, 2014, we granted restricted shares of our Class A common stock, pursuant to the 2014 Omnibus Incentive Plan (the “Director IPO Restricted Stock Awards”), to Mr. Fishman and each of Mr.. Peterson and Mr. Durst, who were appointed to our Board of Directors in connection with our IPO, with a grant date fair value of $1,014,714, $76,107 and $76,107, respectively, which represented 58,824 shares, 4,412 shares and 4,412 shares, respectively.  The Director IPO Restricted Stock Awards vest in three equal installments on each of the first three anniversaries of the date of grant or upon a change in control of the Company, subject to continued service on our Board of Directors.

Director Annual Restricted Stock Awards.  On February 18, 2015, we granted restricted shares of our Class A common stock, pursuant to the 2014 Omnibus Incentive Plan (the “Director Annual Restricted Stock Awards”), to Messrs. Fishman, Peterson and Durst, each with a grant date fair value of $50,000, representing 2,564 shares.  The Director Annual Restricted Stock Awards vest in full on the one-year anniversary of the date of grant or upon a change in control of the Company, subject to continued service on our Board of Directors.

Compensation Policies and Practices as They Relate to Risk Management

One of the key functions of our Board of Directors is informed oversight of our risk management process.  Our Board of Directors administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respect areas of oversight.  In particular, the Risk and Underwriting Committee is responsible for monitoring and assessing strategic risk exposure, our major financial risk exposures and the steps our management has taken to monitor and control these exposures, reviewing with management the process by which risk assessment and management is undertaken, and monitoring compliance with legal and regulatory requirements.  Our Audit Committee is responsible for reviewing the adequacy and effectiveness of our internal controls over financial reporting with our independent auditors.  Our Compensation Committee assesses and monitors whether any of our compensation policies and programs are reasonably likely to have a material adverse effect on the Company.

Rule 10b5-1 Sales Plan

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis.  Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from such person.  The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time.  Our directors and executive officers also may buy or sell additional shares outside a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our policy on insider trading and communications with the public.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2014.  The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of three members: Mr. Fishman, Mr. Bilzin and Mr. Peterson.  All of the members are independent directors under the NYSE and SEC audit committee structure and membership requirements.  The Audit Committee has certain duties and powers as described in its written charter adopted by the Board.  A copy of the charter can be found on the Company’s website at ir.laddercapital.com.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2014 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (“PwC”).  The Audit Committee has also discussed with PwC the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee also has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Submitted by the Members of the Audit Committee

Alan H. Fishman (Chair), Jonathan Bilzin, Joel S. Peterson

PROPOSALS

Overview of Proposals

This Proxy Statement contains three proposals requiring stockholder action:

(1)                                 Proposal One requests the reelection of two directors to the Board.

(2)                                 Proposal Two requests the approval of an amendment to the Second Amended and Restated Certificate of Incorporation to amend the par value of the Class B shares from no par value per share to $0.001 per share.

(3)                                 Proposal Three requests the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

Each proposal is discussed in more detail below.

Proposal One — Reelection of Directors

The Board has nominated Mr. Park and Mr. Durst to be elected to serve until the third succeeding annual meeting of stockholders after their reelection and until their respective successors are duly elected and qualified.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement.  Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the reelection of the Board’s two nominees.  If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

The Board recommends that stockholders vote FOR the reelection of directors Park and Durst.

Proposal Two — Amendment to Certificate of Incorporation

The Board has approved and declared advisable an amendment to our Charter to amend the par value of the Class B shares from no par value per share to $0.001 per share.

Description of the Charter Amendment

We propose to amend Section 4.1 of Article IV of the Company’s Charter to read as follows:

Capitalization.  The total number of shares of all classes of stock which the Corporation is authorized to issue is 800,000,000 shares, consisting of (i) 100,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), (ii) 600,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), and (iii) 100,000,000 shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).  The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in total voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Reasons for and Effect of the Charter Amendment

As a Delaware corporation, we are required to pay certain fees to the State of Delaware based on the number of shares of capital stock outstanding as well as the par value of such capital stock.  By changing the par value from no par value per share to $0.001 per share, we could reduce the burden of the fees we are required to pay to the State of Delaware. The proposed change in par value of our Class B common stock could also provide us with greater flexibility in connection with the payment of dividends.

Vote Required

The Charter Amendment requires (i) the affirmative vote of stockholders holding a majority of all of our outstanding shares of Class A common stock and Class B common stock, voting together as a single class, and (ii) the affirmative vote of stockholders holding a majority of all of our outstanding shares of Class B common stock.  If the Charter Amendment is approved, it will become effective upon the filing of the Charter Amendment with the Delaware Secretary of State.  Notwithstanding stockholder approval, the Board may abandon the Charter Amendment without further action by the stockholders or the Board at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State.

The Board recommends that stockholders vote FOR the Charter Amendment.

Proposal Three — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has re-appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2015.  PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since April 2009.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.  Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.  Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Principal Accountant Fees and Services

The following table shows the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2014 and December 31, 2013.

PricewaterhouseCoopers LLP	2014 ($)	2013 ($)
Audit Fees(1)	$2,266,912	$2,674,781
Audit-Related Fees(2)	—	50,000
Tax Fees(3)	2,442,043	1,216,113
All Other Fees	1,960	120,410
Total	$4,710,915	$4,061,304

(1)                                 Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting included in the Company’s Annual Reports on Form 10-K, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.

(2)                                 Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)                                 Tax fees relate to professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning services.

The Board recommends a vote FOR Proposal Three.

Other Matters

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement.  If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: April 20, 2015

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Alan H. Fishman
Alan H. Fishman
Non-Executive Chairman of the Board of Directors

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 4, 2015. Meeting Information LADDER CAPITAL CORP Meeting Type: Annual Meeting For holders as of: April 8, 2015 Date: June 4, 2015 Time: 10:00 AM, EDT Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/LADR2015AM The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/LADR2015AM and be sure to have the information that is printed in the box marked by the arrow (located on the following page). . XXXX XXXX XXXX XXXX LADDER CAPITAL 345 PARK AVENUE, 8TH FLOOR NEW YORK, NY 10154 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. M92314-P61381 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX XXXX . XXXX XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 21, 2015 to facilitate timely delivery. How To Vote M92315-P61381 Please Choose One of the Following Voting Methods Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. During The Meeting: Go to www.virtualshareholdermeeting.com/LADR2015AM. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX XXXX . XXXX XXXX XXXX XXXX

Voting Items The Board of Directors recommends you vote FOR Proposals 1, 2 and 3. 1. To elect two members of the Board of Directors. The Board intends to present for reelection the following two nominees: 1a. Howard Park 1b. Douglas Durst 2. To approve an amendment to the Second Amended and Restated Certificate of Incorporation to amend the par value of the Class B shares from no par value per share to $0.001 per share. 3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. M92316-P61381

M92317-P61381

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LADR2015AM You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. LADDER CAPITAL CORP 345 PARK AVENUE, 8TH FLOOR NEW YORK, NY 10154 M86888-P61381 LADDER CAPITAL CORP The Board of Directors recommends you vote FOR Proposals 1, 2 and 3. 1. To elect two members of the Board of Directors. The Board intends to present for reelection the following two nominees: For Against Abstain ! ! ! 1a. Howard Park ! ! ! 1b. Douglas Durst For Against Abstain 2. To approve an amendment to the Second Amended and Restated Certificate of Incorporation to amend the par value of the Class B shares from no par value per share to $0.001 per share. ! ! ! ! ! ! 3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M86889-P61381 LADDER CAPITAL CORP Annual Meeting of Shareholders June 4, 2015, 10:00 AM, EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Marc Fox and Kelly Porcella, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of LADDER CAPITAL CORP that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on June 4, 2015, at www.virtualshareholdermeeting.com/LADR2015AM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side